Exhibit 10.33

L E A S E

THIS LEASE is made this 5th day of January, 2018, by and between Phoenix Newton LLC, a Wisconsin limited liability company (“Landlord”), and TPI Iowa II, LLC, a Delaware limited liability company (“Tenant”), who hereby mutually covenant and agree as follows:

I.  GRANT AND TERM

1.0 Grant.  Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, on the terms contained in this Lease, approximately 106,121 square feet of the floor area commonly known as Suite A, identified as the crosshatched area on the site plan attached hereto as Exhibit A and incorporated herein (hereinafter referred to as the “Leased Premises” or “Premises”), in building 143 (the “Building”) located within the industrial complex commonly known as the Newton Business Center (the “Complex”), located on the real property at 927 N 19th Avenue, Newton, Iowa, said property being legally described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), together with the non-exclusive right of ingress and egress and parking of vehicles by Tenant and its employees, customers and invitees over the drives and parking areas located on the Property. Access and use of the entire Leased Premises shall be granted to Tenant upon the Delivery Date without regard to the structured rental payments outlined in Exhibit C.

1.1 Term.  The initial term of this Lease (the “Initial Term”) shall be for a period of approximately sixty (60) months commencing on March 1, 2018 (the “Commencement Date”), and ending at 11:59 p.m. on February 28, 2023, unless renewed or sooner terminated, in each case in accordance with this Lease. On or before the date this Lease is executed (the “Delivery Date”), Tenant shall be given possession of the Leased Premises for the purpose of commencing the Tenant’s Work (defined below), placing its fixtures, stocking and doing such work as may be required of it pursuant to the terms hereof or necessary in preparing the same for Tenant’s business all at Tenant's risk and expense.  The payment of Rent (as hereinafter defined) set forth at paragraph 3.0 hereafter shall commence on March 1, 2018 (the “Rent Commencement Date”), which shall include such elements of Additional Rent (as hereinafter defined) in accordance with this Lease. If the foregoing dates change for any reason, the parties agree, at the request of either, to execute and deliver an instrument confirming the Commencement Date, the Rent Commencement Date, and the expiration date of the Term.

1.2 Option To Extend Term.  Provided that this Lease is in full force and effect and Tenant has performed all of its obligations and covenants hereunder and is not otherwise in default of this Lease either at the time of notice and/or at the time of commencement of the Extended Term (as hereinafter defined) beyond any applicable notice and/or cure periods, Tenant shall have the option to extend the Initial Term for two (2), sixty (60)-month renewal term (the “Extended Term”; and together with the “Initial Term”, the “Term”) by providing Landlord with irrevocable written notice of its intent to renew at least one hundred eighty (180) days prior to the expiration of the then current Term.  Any such extension of the Term pursuant to the provisions hereof shall commence immediately after the expiration of the prior Term and shall be upon all the same terms, covenants, provisions and conditions as provided for in this Lease.  For purposes of clarity, if Tenant exercises its first option to extend the Term, then after expiration of the Extended Term, Tenant has no additional options to renew the Term.

II. PURPOSE

2.0 Purpose.  The Leased Premises shall be used and occupied only for the purpose of warehousing and manufacturing of fiberglass components and any ancillary uses thereto, including offices.

2.1 Uses Prohibited.  Tenant will not permit the Leased Premises to be used in any manner that would render the insurance thereon void or the insurance risk more hazardous than that which is commercially reasonable for the purpose described above.  Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, which would in any manner do or constitute any of the following: (i) violate any federal, state or local governmental statute, rule, order, ordinance, requirement or regulation applicable thereto at any time during the Lease, or violate any rule or regulation imposed by Landlord in accordance with Section 9.2 hereof or violate any covenants, conditions or other restrictions applicable to the Property; or (ii) violate any certificate of occupancy affecting the Property; or (iii) cause structural injury to the Property or the improvements therein; or (iv) cause the value or usefulness of the Property or improvements therein, or any part thereof, to materially diminish, provided however, Tenant’s purpose described in Section 2.0 above shall not be deemed to diminish the value or usefulness; or (v) constitute a public or private nuisance or waste; or (vi) violate any local fire or life safety ordinances, or require a higher density or alternative method of fire suppression other than those required by Tenant’s use described in Section 2.0 above; or (vii) require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authorities.

2.2 Prohibition of Use.  During the Term, Tenant shall maintain, at Tenant’s sole cost and expense, the necessary municipal approvals for occupancy of the Leased Premises and Tenant’s use of the Leased Premises pursuant to Section 2.0 hereof. If Tenant’s use of the Leased Premises pursuant to Section 2.0 hereof should at any time during the Term be prohibited by law or ordinance or prevented by injunction as a result thereof for a period of more than ninety (90) days (“Prevented Use”), Landlord or Tenant shall have the right to terminate this Lease, and upon thirty (30) days’ written notice from Landlord, this Lease shall terminate. If Tenant’s use of the Leased Premises as permitted hereunder requires alterations in order to comply with applicable laws, rules, or regulations, then Tenant shall perform such alterations and such alterations shall be at Tenant’s sole cost and expense.

2.3 Reservation of Rights.  Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of plats and restrictions, so long as such easements, rights, dedications, plats and restrictions do not unreasonably interfere with the use or occupancy of the Premises of Tenant.

III. RENT

3.0 Rent.  Beginning with the Rent Commencement Date, Tenant shall pay to Landlord, base rent in the amount set forth on Exhibit C attached hereto and incorporated herein by this reference (“Base Rent”).  Base Rent payable during the Extended Term shall be for the amounts set forth on Exhibit C attached hereto and incorporated herein by this reference.  Such rental amount shall, without prior notice or demand, be payable monthly in advance on the first day of each calendar month during the Term.  All payments of Rent shall be made without deduction, set off, discount or abatement in lawful money of the United States, except as otherwise expressly permitted in this Lease.

Base Rent and all other sums payable by Tenant hereunder (collectively, “Additional Rent”; together, Base Rent and Additional Rent may be referred to herein as “Rent”) shall be paid to Landlord at the address set forth below or at such other place as Landlord may from time to time designate:

Phoenix Newton LLC

401 East Kilbourn Avenue, Suite 201

Milwaukee, WI 53202

Attn: Accounts Receivable

3.1 Absolute Net Lease. Except as expressly set forth in this Lease, it is intended hereby that all rental payable under the terms of this Lease shall be an absolute net return to Landlord for the Term, free from any expense, charge, offset or deduction by reason of any obligation of Landlord or for any other reason, except as expressly provided herein.

3.2 Interest on Late Payments.  Tenant covenants and agrees that all sums to be paid under this Lease, if not paid when due within five days thereafter, shall bear interest on the unpaid portion thereof at the lesser of the maximum allowable legal rate or the rate of fifteen percent (15%) per annum from the date that is five days after the date when the same is due and payable under the terms of this Lease until the same shall be paid. In addition, if Landlord fails to receive timely payment of any sum to be paid by Tenant hereunder within five (5) days of the due date, a late charge of one-hundred dollars ($100.00) for each unpaid sum or installment shall be imposed. All obligations hereunder shall survive the expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.

IV. TAXES

4.0 Payment by Tenant.  From and after the Commencement Date, Tenant shall pay as Additional Rent for the Leased Premises, Tenant’s proportionate share described below of the taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Property, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease (“Impositions”); provided, however, that the general taxes levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the Initial Term and as of the expiration date of the Term, the latter to be determined on the basis of the then most recently ascertainable real estate tax bills. Tenant’s proportionate share as herein defined shall be equal to the product obtained by multiplying the total amount of Impositions by seven and seventy-one hundredths percent (7.710%); provided, however, Tenant’s proportionate share of Impositions shall not include a proportionate share of any extraordinary Impositions that are triggered, identifiable, and attributable to a specific tenant in the Complex, such as the impact on water rates by another high water using tenant. Landlord shall take the benefit of the provisions of any statute or ordinance permitting any special or other assessment to be paid over a period of years, and Tenant shall be obligated to pay such Impositions payable with respect to the Term. Notwithstanding the foregoing, Tenant is receiving a tax credit from the City of Newton applicable to the Building, which Tenant has agreed to have paid directly to Landlord.  Landlord shall credit against Tenant’s share of the Impositions due hereunder, the full amount of all such tax credits specifically related to the Tenant and/or Leased Premises received by Landlord.  As security for the obligations contained in this Article, Tenant shall deposit monthly with Landlord, or such other entity as Landlord may designate, on the first day of each and every month of the Term, a sum equal to one‑twelfth (1/12) of Tenant’s share of the last ascertainable amount of such Impositions, or at Landlord’s election, if Landlord’s interest hereunder is subject to the lien of a mortgage or trust deed, a sum equal to one‑twelfth (1/12) of the mortgagee’s estimate of the current amount of Tenant’s share of the Impositions, which monthly deposits shall be held by Landlord or such other entity and shall be used as a fund to be applied, to the extent thereof, to the payment of said Impositions as the same become due and payable.  The existence of said fund shall not limit or alter Tenant’s obligation to pay the Impositions respecting which the fund was created; provided, however, that said fund shall be fully utilized for the payment of such Impositions.  Annually, within 30 days after receipt of the tax bills, Landlord shall reconcile the amounts previously paid and provide Tenant a statement in writing of the actual and adjusted amounts payable hereunder, with any changed amount becoming payable on the first day of the month commencing at least thirty days after receipt of such notice, to reflect the actual amount of said Impositions.  Tenant shall pay to Landlord, or Landlord shall credit against the next payment due from Tenant, as the case may be, the difference between the estimated payments made by Tenant during the prior period and Tenant’s correct share of the actual cost and expenses for such period, as shown on such statement.  Tenant shall not be entitled to interest on said fund.  Such funds need not be held in trust and may be commingled with other funds of Landlord. Any unused portion of Tenant’s deposit shall be returned to Tenant at the end of the Term.  Tenant’s obligation with respect to payment of such expenses and costs shall survive with expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.

4.1 Alternative Taxes.  If at any time during the Term the method of taxation prevailing at the commencement of the Term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.  There shall be excluded from Impositions and the obligations under this Section 4.1, all federal and state income taxes, federal and state excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes, or similar taxes of Landlord.

V. LANDLORD AND TENANT’S WORK

5.0.  Landlord’s Work; As Is.  Landlord, at Landlord’s cost and expense, shall construct the improvements to the Leased Premises which are identified and described on Exhibit D (“Landlord’s Work”). Landlord’s Work shall be done in a good and workmanlike manner in compliance with all building codes and regulations on or before the deadlines for completion established on Exhibit D.  Landlord shall warrant Landlord’s Work for one (1) year after the Commencement Date. Other than the Landlord’s Work, Landlord shall deliver Leased Premises in broom clean “AS IS” condition to Tenant, and the Premises’ building equipment and systems, including without limitation office lights, dock equipment and doors, HVAC, sprinklers, plumbing etc., shall be delivered in good working order.  Except for the Landlord’s Work AND building equipment and systems DESCRIBED ABOVE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE.  Except as expressly stated in this lease, TENANT ACKNOWLEDGES THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. Except as expressly stated in this lease, LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF

MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF.

5.1 Tenant’s Work. After the Commencement Date, Tenant, at Tenant's sole cost and expense, shall perform any and all alterations, improvements and work (other than Landlord’s Work) necessary to complete construction of the Leased Premises and to use and occupy the same for the purposes permitted hereunder (“Tenant’s Work”). Tenant’s Work shall be done in a good and workmanlike manner in compliance with all building codes and regulations and in accordance with plans and specifications first approved in writing by Landlord as described below.  Notwithstanding any provision hereof to the contrary, Landlord may demand Tenant make such variations in the work to be performed by it as may be reasonably necessary or appropriate for the development of the Building and construction of the Leased Premises and the Building, but no such changes shall materially alter the general appearance or amount of floor space in the Leased Premises nor substantially affect the quality or substantially change the interior arrangement of the Leased Premises.  Tenant shall indemnify Landlord and save Landlord harmless from and against any and all claims, costs, damages, and expenses on account of such Tenant’s Work.

Notwithstanding the foregoing, Tenant shall furnish to Landlord, at least five (5) days before any improvements are made by Tenant, preliminary drawings or reasonably detailed drawings or explanations of work (the "Plans and Specifications") showing all improvements to be constructed, installed or placed by Tenant in the Leased Premises. Landlord shall review the Plans and Specifications and either approve the same or state what commercially reasonable changes, if any, Landlord requires therein within five (5) days after receipt thereof, which approval shall not be unreasonably withheld, delayed or conditioned. If Landlord requires any changes, Tenant shall cause the Plans and Specifications to be revised in accordance with any requirements of Landlord and shall resubmit the same to Landlord for its review in accordance with the timelines above.  Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for any defects, errors or omissions as a result of its approval of Tenant's Plans and Specifications. Promptly after approval of Tenant's Plans and Specifications, Tenant shall, at its own costs and expense, obtain all necessary governmental approvals and permits in connection with Tenant's Work. Upon Tenant's receipt of all necessary governmental approvals and permits, Tenant shall promptly commence and proceed to substantially complete Tenant's Work.

Landlord shall provide Tenant with a tenant improvement allowance not to exceed $500,000.00 (the “Improvement Allowance”) to pay the costs and expenses for the portion of the Tenant’s Work that constitutes Leasehold Work (as hereinafter defined), the actual disbursed amount of which Landlord will amortize over three years of Initial Term at an annual interest rate of five percent (5%), payable by Tenant monthly in the same manner and at the time Tenant pays Base Rent; provided, however, that Tenant may reimburse Landlord in such additional amounts or in full for the Improvement Allowance at any time during the Initial Term without penalty.  If the actual costs of the Leasehold Work exceed the Improvement Allowance, Tenant shall solely be responsible for the additional cost. The Improvement Allowance shall be used to pay for the portion of the Tenant’s Work described on Exhibit E attached hereto and to be performed by Tenant (the “Leasehold Work”).

5.2 Disputes.  Tenant shall employ only such labor in performing said work or any other construction work in or about the Leased Premises during the Term as will not cause any conflict or controversy with any labor organization representing building trades performing work for Landlord or other tenants in or about the Building and Leased Premises.  Any dispute between Landlord and Tenant regarding Tenant’s Work or Landlord’s Work shall be resolved as provided in Section 8 of Exhibit F hereof.

5.3  Encumbrances. Nothing contained in this Article or in any part of this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize the Tenant to do any act or thing or to make any contract so as to encumber in any manner the title of the Landlord to the Leased Premises, Building or Property or to create any claim or lien upon the interest of the Landlord in the Leased Premises, Building or Property it being expressly agreed and covenanted that all of the cost and expense of Tenant for Tenant’s work as referred to in this Article, or any other work undertaken by Tenant affecting the Leased Premises, Building or Property shall be promptly paid by the Tenant as required by the terms of its contracts or agreements with the general contractor and all subcontractors and materialmen.  If any lien is at any time filed or recorded, Tenant shall immediately obtain the release and satisfaction of record of such lien.

5.4  Delay of Delivery. Landlord acknowledges that Tenant intends to start construction of Tenant’s Work on the Delivery Date and intends to have the Premises ready for operation on or before the Commencement Date, and that delays in completion of Landlord’s Work beyond those the deadlines for completion established on Exhibit D will cause Tenant to suffer certain losses which are difficult to quantify including, by way of illustration and not of limitation, lost profits, construction delay costs and employee wages.  If Landlord has not completed the Landlord’s Work prior to the deadlines for completion established on Exhibit D, Landlord shall nevertheless allow Tenant early entry to commence the Tenant’s Work.  If Tenant is not able to commence the Tenant’s Work due to Landlord’s delays (regardless of the fact that Tenant may have elected to enter the Premises to perform Tenant’s work prior to Landlord’s Work being completed, but excepting any delays caused solely by the willful misconduct of Tenant), then Tenant shall give written notice to Landlord of such delay and if Landlord does not cure such delay within fifteen (15) days after Landlord’s receipt of written notice, as compensation in the form of liquidated damages, Tenant shall be entitled to one (1) day of free Base Rent and Additional Rent for every two (2) days of delay accruing from the applicable deadline for completion established on Exhibit D to the actual date of completion of the applicable portion of Landlord’s Work.  Landlord and Tenant agree that the foregoing free rent determination is a liquidated damages remedy to compensate Tenant based on Landlord and Tenant’s best estimate of the daily damages, including but not limited to lost sales and business opportunity that Tenant will incur as a result of Landlord’s failure to deliver the Premises timely, and such amount is not to be deemed a penalty.

VI. INSURANCE

6.0 Landlord’s Insurance.  Landlord shall procure and maintain policies of insurance, insuring:

(a) the improvements at any time situated upon the Property against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Extended Coverage Endorsement.  The insurance coverage shall be for up to the greater of one hundred percent (100%) of the full replacement cost or the market value of such improvement with all proceeds of insurance payable to Landlord.  The full replacement cost of improvements and the market value shall be determined from time to time by an insurance appraiser selected by Landlord and paid for by Tenant. The insurance appraiser shall submit a written report of his appraisal and if said report shows that the improvements are not sufficient, Landlord shall promptly obtain, at Tenant’s proportionate cost, such additional insurance as is required.

(b) as the primary commercial general liability insurance policies (including contractual liability) respecting the Common Areas and exterior of the Premises (which policies will be non-contributory at all levels [including, without limitation, basic and umbrella] with any insurance maintained by Tenant), the following commercial general liability insurance coverage and limits: (a) personal and bodily injury and damage to property of $1,000,000 per occurrence, with an annual aggregate limit of $2,000,000; and (b) an umbrella policy of $5,000,000 per occurrence, with an annual aggregate limit of $5,000,000 (together, subs. (a) and (b) may be referred to herein as “Landlord’s Liability Insurance”). Landlord may insure with coverages and amounts in excess of Landlord’s Liability Insurance, but any such excess coverages or amounts shall not be included in the charges to Tenant under Section 6.1 below.

6.1  Payment by Tenant.  From and after the Commencement Date, Tenant shall pay as Additional Rent for the Leased Premises, Tenant’s proportionate share of the insurance cost for the policy of insurance procured by Landlord pursuant to paragraph 6.0 (and its subparagraphs and any additional commercially reasonable insurance procured by Landlord). Tenant’s obligation with respect to payment of such expenses and costs shall survive with expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises. Tenant’s proportionate share as herein defined shall be equal to the product obtained by multiplying the total amount of all insurance obtained under Section 6.0 above by six and two hundred ninety six thousandths percent (6.296%). As security for the obligations contained in this Article, Tenant shall deposit monthly with Landlord, or such other entity as Landlord may designate, on the first day of each and every month of the Term, a sum equal to one‑twelfth (1/12) of the Tenant’s share of the insurance costs or at Landlord’s election, if Landlord’s interest hereunder is subject to the lien of a mortgage or trust deed, a sum equal to one‑twelfth (1/12) of the mortgagee’s estimate of the current amount of Tenant’s share of the insurance costs, which monthly deposits shall be held by Landlord or such other entity and shall be used as a fund to be applied, to the extent thereof, to the payment of said insurance costs.  The existence of said fund shall not limit or alter Tenant’s obligation to pay the insurance costs respecting which the fund was created; provided, however, that said fund shall be fully utilized for the payment of such costs.  The amount of the fund shall be readjusted annually to reflect the actual costs of said insurance.  Tenant shall not be entitled to interest on said fund.  Such funds need not be held in trust and may be commingled with other funds of Landlord.

6.2  Tenant’s Insurance.  Tenant shall procure and maintain policies of insurance, at its own cost and expense, as follows:

(a) a policy insuring claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence to the limit of $2,000,000.00 and for damage to property in amount of not less than $1,000,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the use of the Leased Premises. Said insurance shall include full coverage for the indemnity set forth in paragraph 13.1 hereof;

(b) a policy meeting State of Iowa requirements insuring Tenant’s workmen’s compensation claims;

(c) coverage for breakage of all plate glass utilized in the improvements on the Leased Premises;

(d) by requiring such contractor to carry and maintain, at no expense to Landlord, commercial general liability insurance, builder’s risk insurance (if applicable), including but not limited to contractor’s liability coverage, completed operations coverage, broad form property damage endorsement, workers compensation, and contractor’s protection liability coverage in such amounts and with such deductibles and such companies as are customary for the work to be performed.  Upon Landlord or Landlord’s mortgagee’s written request, Tenant shall provide evidence of that such insurance is in full force and effect; and

(e) a policy insuring against loss of Rent during the period while the Leased Premises are untenantable due to fire or other casualty (for the maximum period for which such insurance is available or to a limit of not less than $250,000) but the purchase of such rent insurance shall not relieve Tenant from the primary obligation to pay Rent as required under this Lease.

6.3 Form of Insurance.  The aforesaid insurance shall be by companies and in form, substance and amount (where not stated above) reasonably satisfactory to Landlord and any mortgagee of Landlord, shall name Landlord as an additional insured on the general liability policy, and shall contain standard mortgage clauses reasonably satisfactory to Landlord’s mortgagee. The original insurance policies (or certificates thereof satisfactory to Landlord) together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

6.4  Mutual Waiver of Subrogation Rights.  Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Leased Premises, and (b) such party is then covered in whole or in part by general liability, workers compensation, or property insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

VII. DAMAGE OR DESTRUCTION

7.0 Landlord’s Duty To Restore.  If the Leased Premises, the Building (including machinery or equipment used in its operation) or Common Areas shall be damaged by fire or other casualty, then Landlord shall, subject to the limitations set forth below, commence to repair or restore such damage within one hundred eighty (180) days of such damage and complete such restoration and repair with reasonable promptness thereafter but in any event within three hundred sixty-five (365) days of such damage, subject to delays caused by matters beyond Landlord’s reasonable control.  If any such damage renders all or a substantial portion of the Leased Premises or Building untenantable or if available insurance proceeds are inadequate to cover 100% of the cost of repair, Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of rentals, taxes and other charges as of the date of such damage) upon giving written notice to Tenant at any time within sixty (60) days after the date of such damage.

In the event that Landlord fails to commence repair and restoration of the Leased Premises or Building or Common Area within one hundred eighty (180) days of the occurrence of the casualty, or such repair and restoration is not actually completed within one (1) year from the date of the damage, subject to reasonable delays for matters beyond Landlord’s reasonable control, Tenant shall have the right, as its sole and exclusive remedy hereunder, to terminate this Lease, exercisable upon written notice to Landlord to terminate this Lease effective no earlier than thirty (30) days after receipt by Landlord of such notice, unless prior to such effective date such repair and restoration shall have been substantially completed (in which case any exercise of such termination right shall be deemed nullified).

Rent shall abate as to those portions of the Leased Premises as are, from time to time, untenantable or inaccessible, in Tenant’s reasonable determination, as a result of such damage until Landlord shall have completed the repairs and restorations required of Landlord hereunder and tendered possession of the Leased Premises to Tenant.

In the event of any damages or destruction to the Building or the Leased Premises by any of the foregoing perils, Tenant shall, upon notice of Landlord, move, at its sole cost and expense, such portion or all of the personal property belonging to or in the care, custody or control of Tenant or its subtenants from such portion or all of the Building or the Leased Premises, as Landlord shall reasonably determine necessary in order to perform and complete its work.

Notwithstanding anything herein to the contrary, but without modification of either parties’ right to terminate this Lease or obligation to repair, in the event the holder of a mortgage covering the Property requires that all or any part of the insurance proceeds be applied to the secured indebtedness, and the amount of such insurance proceeds available after application to the secured indebtedness is not sufficient to perform any necessary repair and restoration, then Landlord or Tenant may terminate this Lease.  If neither party terminates this Lease, Landlord agrees to use reasonable efforts to replace the financing for the Property, including sufficient funds to repair and rebuild the Leased Premises and Building as required by this Article.  If Landlord is unable to obtain a commitment for such replacement financing on terms acceptable to it within sixty (60) days after the occurrence of the damage, then Landlord or Tenant shall have the right to terminate this Lease by written notice to the other, whereupon this Lease shall end on the date of such damage as if such date were fixed as the date of expiration of the Term hereof. If Landlord procures a financing commitment that is acceptable to it, then this Lease shall continue in full force and effect on the same terms and conditions as contained herein.  Landlord's duty to repair and restore is limited to repairing or restoring those parts of the Leased Premises that were provided by Landlord or at Landlord's expense as of the Commencement Date.  Tenant shall repair or restore all other leasehold improvements and alterations to the Leased Premises made by it.  If Tenant desires any additional repairs or restoration work and if Landlord consents thereto, such other additional repair or restoration shall be done at Tenant's expense.

Tenant acknowledges that when Landlord is expressly obligated hereunder to repair or restore leasehold improvements, then the full proceeds of any insurance coverage thereof, whether carried by Landlord or Tenant, shall be provided to Landlord to reimburse it for the costs of such repair or restoration work.

Notwithstanding anything contained in this Article VII to the contrary, if the Premises is damaged or destroyed by fire or other casualty to any material extent in the last one (1) year of the then current Term, Tenant may, at its option, by notice in writing to Landlord, terminate this Lease.

VIII. CONDEMNATION

8.0 Taking of Whole.  If the whole of the Leased Premises, or so much thereof, or such portion of the Common Areas, shall be taken or condemned for a public or quasi‑public use or purpose by any competent authority and as a result thereof the balance of the Leased Premises cannot be practicably used by Tenant for the same purpose as expressed in Article II (as reasonably determined by Tenant), then and in either of such events, the Term shall terminate when possession of the Leased Premises shall be so taken and surrendered, and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such award.  Tenant shall continue to pay Rent until the Lease term is terminated and any taxes and/or insurance premiums paid by Tenant, or any tax and insurance premium deposits with Landlord, shall be adjusted between the parties. Nothing herein provided shall prevent Tenant from seeking an independent award for its loss of business and personal property or relocation costs, to the extent not inconsistent with the Landlord award herein set forth.

8.1 Partial Taking.  If only a part of the Leased Premises or the Common Areas shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can practicably be used by Tenant for the same purpose as expressed in Article II (as reasonably determined by Tenant), this Lease shall not terminate and Landlord shall repair and restore the Leased Premises.  Landlord shall promptly and diligently proceed to make a complete architectural unit of the remainder of the Leased Premises.  For such purpose, Landlord shall receive the amount of the award relating to the Leased Premises which shall be applied to the cost of said repairing and/or restoration.  Any portion of such award as may not have to be expended for such repairing and/or restoration shall be retained by Landlord.  If Landlord does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred eighty (180) days after such taking, then Tenant shall have the right, as its sole and exclusive remedy hereunder, exercisable upon written notice to Landlord to terminate this Lease effective no earlier than thirty (30) days after receipt by Landlord of such notice, unless prior to such effective date such repair and/or restoration shall have been substantially completed (in which case any exercise of such termination right shall be deemed nullified).  Rent shall abate as to those portions of the Leased Premises as are, from time to time, untenantable, in Tenant’s reasonable determination, as a result of such taking until Landlord shall have completed the repairs and restorations required of Landlord hereunder and tendered possession of the Leased Premises to Tenant.  In addition, there shall be an equitable reduction of Rent as a result of such portion of the Leased Premises permanently taken.

IX. COMMON AREA

9.0  Common Area.  Throughout the Complex, Landlord shall provide paved drives and parking area for use in common by the customers and invites of Tenant and other tenants of the Building. Landlord shall maintain such parking area and all of the other common areas and facilities used for operation and maintenance of the Complex (collectively the “Common Areas” or the “Common Area”), including but not limited to, paved drives and other areas, parking area lighting standards, landscaped areas, if any, in good condition and repair. From and after the Commencement Date, Tenant agrees to pay Landlord, as Additional Rent, Tenant’s proportionate share of the cost of managing, operating, lighting, landscaping and lawn care, cleaning, roofing, removing snow, policing and security, insuring, repairing, supplying, equipping, parking lot and driveway maintenance (including restriping, resealing, and repaving, not more than once every 3 years), trash removal and recycling, replacing and properly maintaining the Common Areas, the Building and all other areas, facilities, equipment, fixtures and buildings used in the maintenance and operation of the Property, provided that capital replacements shall be amortized over their useful life (without interest and determined in accordance with general accepted accounting principles), including a fee in an amount equal to Twelve Percent (12%) of the Common Area costs incurred as aforesaid to cover Landlord’s administration and overhead cost (collectively, the “Operating Costs”). In addition, Landlord’s costs to replace the existing building systems and equipment appurtenant to and/or serving the Building, which costs of maintenance shall be amortized over their useful life (without interest and determined in accordance with general accepted accounting principles), shall constitute part of the Operating Costs to be reimbursed by Tenant. Tenant’s proportionate share as herein defined shall be equal to the product obtained by multiplying the total amount of all Operating Costs levied by seven and seventy-one hundredths percent (7.710%). Tenant’s share of such Operating Costs shall be paid in advance in monthly installments on the first day of each calendar month during the Term in an amount estimated by Landlord from time to time to provide funds sufficient to pay Tenant’s annual obligation for such Operating Costs.  Within ninety (90) days after the end of each year during the Term, Landlord shall furnish Tenant with a statement of the actual amount of, and Tenant’s proportionate share of, such Operating Costs for such period (the “Annual Statement”).  Within thirty (30) days after delivery of each Annual Statement to Tenant by Landlord, Tenant shall pay to Landlord, or Landlord shall credit against the next payment due from Tenant, as the case may be, the difference between the estimated payments made by Tenant during the prior period and Tenant’s correct share of the actual Operating Costs for such period, as shown on such statement.  From time to time, Landlord shall notify Tenant in writing of the amount of Tenant’s monthly installments due hereunder and adjustments thereto, and Tenant shall make its installment payments accordingly.  Tenant’s obligation with respect to payment of such Operating Costs incurred during the Term shall survive expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.  Notwithstanding the foregoing, replacements to the roof of the Building or other buildings within the Complex shall not constitute Operating Costs for which Tenant is responsible to share payment of; provided however, Tenant shall be responsible to reimburse Landlord the actual out of pocket expenses of Landlord in replacing the roof of the Premises amortized over its useful life, provided that Tenant shall have received 3 months’ prior notice and estimated cost of any proposed roof replacement, other than in an emergency situation, and such roof replacement shall not be conducted more often than every ten (10) years.

Landlord reserves the right to make changes to the Property and the layout of the common area, structures, and all other improvements located therein. Landlord may at any time close temporarily any Common Area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof; provided that such additions or modifications do not materially affect access or parking for the Premises.

9.1  Audit Rights. Tenant and its representatives may, upon 72 hours’ prior written notice, examine, audit, and copy the records of Landlord regarding each Annual Statement at Landlord’s office during normal business hours within one hundred twenty (120) days after receipt of the Annual Statement by Tenant (“Tenant’s Review”).  Tenant shall have an additional ninety (90) days after Landlord has given Tenant access to Landlord’s books and records to file a written exception with Landlord to any of Operating Costs described in Section 9.0 above.  If Landlord does not agree with Tenant’s written exception within thirty (30) days of receipt, Landlord and Tenant shall meet and negotiate in good faith to resolve the discrepancies.  If despite their good faith efforts, the parties are unable to resolve any dispute hereunder, either party may, upon written notice to the other, submit such dispute to the parties’ executive officers, who shall meet to attempt to resolve the dispute by good faith negotiations. If the parties are unable to resolve such dispute within thirty (30) days after such notice is received, either party may submit the dispute to binding arbitration before a reputable firm of independent certified public accountants chosen jointly by Landlord and Tenant and to be paid for equally by Landlord and Tenant; except that if the arbitrator’s award finds that Landlord overstated Common Area expenses payable by Tenant by more than ten percent (10%) then Landlord shall be responsible for all costs and expenses associated with Tenant’s Review and the arbitration.  Tenant acknowledges and agrees to exercise good faith in connection with its audit rights under Section 9.1 and specifically covenants to not use such audit rights to delay payment.

9.2  Rules and Regulations.  For the welfare of all tenants in the Building, and their employees, agents, customers and invites, Tenant’s use of the parking area and other Common Areas and facilities of the Property shall be subject to the rules and regulations attached hereto as Exhibit B.  Said rules and regulations may be amended from time to time by Landlord in its sole discretion reasonably exercised with due regard to a balancing of any material adverse effect on Tenant, provided, Tenant acknowledges that the welfare of all tenants may be given paramount consideration to the interest of Tenant. Such amendments may be adapted with or without advance notice, and all such amendments shall be effective upon delivery of a copy thereof to Tenant.  Substantially similar rules and regulations shall be imposed upon all tenants of the Complex and enforced in a non-discriminatory manner.  For the enforcement of said rules and regulations, after any applicable notice and cure periods, Landlord shall have available to it all remedies provided in this Lease in the event of a breach thereof and all legal remedies whether or not provided for in this Lease by law or in equity.

9.3  Exclusive Use of Parking Areas.  During the Term, Tenant shall have the exclusive right to use 400 parking areas within the area designated on Exhibit A-1 hereto (the “Exclusive Parking Areas”).  Landlord agrees that it has not and will not grant exclusive parking rights to any person or entity within the Exclusive Parking Areas.  If Tenant notifies Landlord of any misuse or overuse of the parking areas within the Exclusive Parking Areas, Landlord shall use commercially reasonable efforts to alleviate the complained of parking issue.  Landlord agrees that it will not change, in any material manner, the following without Tenant’s prior written consent:  (i) the location or configuration of the access points, loading areas and the driveways providing access to the Leased Premises and Exclusive Parking Areas; and (ii) the layout, striping, and location of all parking, access ways and related improvements within the Exclusive Parking Areas.

X.  ASSIGNMENT AND SUBLETTING

10.0 Consent Required.  Tenant shall not, without Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion, directly or indirectly, (a) assign, convey, mortgage or otherwise encumber this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (c) sublet the Leased Premises or any part thereof; or (d) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant.  Tenant shall provide Landlord with a minimum of thirty (30) days’ notice of a request for an assignment or sublet of this Lease.  In the event Tenant solicits Landlord’s consent to sublease the Premises, Landlord may, in lieu of granting such consent, elect to terminate this Lease, effective on the commencement date specified in the sublease to which Landlord’s consent was requested, by sending written notice of such election to Tenant. However, Tenant may nullify and supersede Landlord’s termination election by delivering written notice to Landlord withdrawing Tenant’s assignment or sublease request on or before fifteen (15) days after receipt of Landlord’s termination notice.  No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.  Consent by Landlord of one or more assignment of this Lease or to one or more subletting of said Leased Premises shall not operate to exhaust Landlord’s rights under this Article.

10.1 Assignments Defined.  The following shall be deemed to be an assignment of this Lease within the meaning of paragraph 10.0:  (a) the sale, issuance, or transfer of any voting capital stock of Tenant or of Tenant's permitted assigns (if Tenant or such assigns be a corporation), which results in a change in the voting control of Tenant or such assigns; (b) the sale, issuance, or transfer of any partnership interest in Tenant or in Tenant's permitted assigns (if Tenant or such assigns be a partnership); (c) the sale, issuance, or transfer of any membership interest in Tenant or in Tenant’s permitted assigns (if Tenant or such assigns be a limited liability company); and (d) the death or incapacity of Tenant or of Tenant's permitted assigns (if Tenant or such assigns or subtenants be a natural person).

10.2 Permitted Assignments.  Notwithstanding the foregoing, Tenant may, without the consent of Landlord assign or otherwise transfer in any manner its rights and obligations under this Lease: (1) to Tenant’s parent, subsidiary, an affiliated entity or other entity controlling, controlled by, or under common control with Tenant (including, without limitation, TPI Composites, Inc. or one of its affiliates, so long as such entity has a direct or indirect interest in Tenant), (2) by way of transfers of publicly traded stock in Tenant, its parent, subsidiary or affiliated entity, (3) for collateral or security purposes or (4) in connection with any merger, acquisition or consolidation involving Tenant or the sale, transfer or other disposition of all or substantially all of Tenant’s assets in the metropolitan area where the Premises are located or all of Tenant’s assets with respect to the segment of Tenant’s business operation being conducted within the Premises, provided that (a) such transaction is for a legitimate business purpose and not for the purpose of circumventing the restrictions on transfers and the transferee assumes the terms and conditions of the Lease, (b) such permitted transferee and any guarantor of such permitted transferee has a combined net worth and net income (using GAAP standards) equal to or greater than that of Tenant and the Guarantor on the Commencement Date, (c) such permitted transferee expressly assumes this Lease in writing, and (d) Tenant provides to Landlord contact information and net worth and net income information of such permitted transferee no less than ten (10) days prior to the date of such assignment.

10.3 Landlord’s Expenses.  In the event that Landlord shall review any assignment, subletting or other transfer of Tenant’s interest in this Lease, then Tenant shall reimburse Landlord up to One Thousand Dollars ($1,000.00) for Landlord’s actual legal fees and expenses incurred in connection with such review and the drafting and preparation of appropriate documentation effecting the assignment, subletting or other transfer in question.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering of Title.  Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant.  Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

11.1 Liens and Right to Consent.  Tenant shall not permit the Leased Premises to become subject to any mechanics’, laborers’, materialmen’s lien, or the like on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence (upon prior written notice to and consent from Landlord, which may not be unreasonably withheld, conditioned or delayed), the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to insure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises by reason of non‑payment thereof; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities.   From and after the Commencement Date, Tenant shall be responsible for and promptly pay all charges for water, sewer, heat, electricity, telecommunication services (e.g., telephone, facsimile, and internet), and all other separately metered utility services used or consumed in the Leased Premises. In the event said services are not separately metered (i.e., sub-metered), Tenant shall pay its share of the charges for the service by multiplying the amount of the charge for the service times a fraction, the numerator of which shall be the total amount of square feet contained in the Leased Premises and the denominator of which shall be the total gross leasable area of all of the premises sharing a meter monitoring such service.  Tenant shall keep the Leased Premises sufficiently heated so as to prevent freezing and deterioration thereof and/or the equipment and facilities contained therein.  Except to the extent of Landlord’s negligence or willful misconduct, Landlord shall not be liable for an interruption or failure in the supply of any utility used or consumed in the Leased Premises.  Should Landlord elect to supply any utility used or consumed in the Leased Premises, Tenant agrees to pay for the actual cost of same as Additional Rent.  Tenant’s obligation with respect to payment of such utility expenses and costs incurred during the Term shall survive expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.

XIII. INDEMNITY

13.0 Intentionally Deleted.

13.1 Landlord’s Non-liability; Indemnification of Landlord.  Except for Landlord’s negligence or willful misconduct, Landlord shall not be liable for any loss, damage or injury of any kind or character to any person or property, arising from any use of the Premises, or any part thereof, or caused by any defect in any improvements located on the Premises, or any part thereof, or in any equipment or other facility therein (except as provided in Section 5.0 above), or caused by or arising from any act or omission of Tenant, or of any subtenants, agents, employees, contractors, subcontractors, licensees, or invitees of Tenant, or arising out of any work or alterations performed by Tenant or any subtenant, or by or from any accident on the Premises, or any part thereof, or any fire or other casualty thereon, or occasioned by the failure of Tenant to maintain the Premises, or any part thereof, in safe condition. Except to the extent of Landlord’s negligence or willful misconduct, Tenant agrees to pay, and to protect, indemnify, and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature whatsoever arising from (i) any injury to or the death of, any person, or damage to property, in, on or about the Premises, or any part thereof or connected with the use, nonuse, condition, or occupation of the Premises, or any part thereof; (ii) violation by Tenant of any agreement or condition of this Lease; (iii) violation by Tenant of any contract or agreement to which Tenant is a party or of any statute, law, ordinance, or regulation, in each case affecting Tenant’s use of the Premises, or any part thereof; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof.  Landlord, as used in this Section 13.1 shall include the Landlord's Mortgagee and their shareholders, directors, officers, employees, agents, representatives, members, managers, and partners.  Any indemnification under this Section 13.1 shall constitute Additional Rent payable within twenty (20) days of demand and shall survive the expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises, including without limitation, the termination or rejection of this Lease in bankruptcy, but only for such matters that may arise due to the acts or omissions of Tenant or occurring during the Term of the Lease, as applicable.

XIV. INSPECTION

14.0 Inspection.  Upon reasonable advance written notice (but no less than 48 hours’ notice) Landlord, or Landlord’s agent, may enter the Leased Premises during normal business hours, except during emergencies wherein Landlord may enter at any time, for the purpose of inspecting the same, or of making repairs which Landlord deems necessary or appropriate, and also for the purpose of showing the Leased Premises to persons wishing to purchase the same, or within 180 days prior to the expiration of the Term, to persons wishing to rent the Leased Premises.  Tenant shall within 270 days prior to the expiration of the Term, permit the usual notice of “To Let” or “For Sale” to be placed on the Leased Premises and to remain thereon without molestation.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment.  Landlord covenants that it has the right to enter into this Lease and that if Tenant shall timely pay all Rent and perform all of Tenant’s covenants, obligations, terms, conditions and agreements in this Lease, Tenant shall be entitled to peaceably and quietly occupy and enjoy possession of the Premises, without molestation or hindrance by Landlord or any party claiming through or under Landlord.

15.1  Compliance with Laws; Waste.  Tenant shall at all times comply with all laws, statutes, ordinances, regulations, codes, orders, court decisions, or procedural requirements of any governmental authority governing Tenant’s particular manner of use of the Premises. Tenant shall not cause or permit any waste to occur in the Leased Premises and shall not overload the floor of any mechanical, electrical, plumbing or utility systems servicing the Leased Premises.  At all times during the Term, Tenant, at Tenant’s sole cost and expense, shall make all necessary arrangements for the removal of all waste generated by Tenant, in accordance with all applicable rules, regulations and environmental laws regulating disposal of such waste, and shall cause any subtenants or others occupying any portion of the Leased Premises to dispose of all their waste in the same manner.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority.  As a condition precedent to the occurrence of the Commencement Date, Landlord will deliver to Tenant from the current holder (“Mortgagee”) of any existing mortgage or deed of trust (collectively, “Mortgage”) of the Property which is senior in priority to this Lease, a subordination, non-disturbance and attornment agreement containing customary provisions recognizing Tenant’s right to quiet possession of the Premises and the other rights, benefits, privileges and remedies specified in this Lease (“SNDA”) in the form attached hereto as Exhibit G.  This Lease will become subject and subordinate to the lien of any future Mortgage of the Property only if and when the applicable future holder of any Mortgage and Tenant enter into an SNDA that is reasonably acceptable to such future holder, Landlord, and Tenant.  Tenant shall from time to time, within fifteen (15) days from the request of Landlord or Landlord’s mortgagee, execute, acknowledge and deliver to Landlord and Landlord’s mortgagee, an SNDA in the form attached hereto or such other form reasonably acceptable to Landlord, Landlord’s mortgagee, and Tenant.  If any existing Mortgagee requires that this Lease have priority over such Mortgage, Tenant will, upon request of such Mortgagee, execute, acknowledge and deliver to such Mortgagee an agreement acknowledging such priority, in form reasonably approved by Tenant. In no event will any of Tenant’s trade fixtures, inventory, books or records, accounts or other property or assets be or become subject or subordinate to any Mortgage or other lien of any kind in favor of Landlord or granted by Landlord to any Mortgagee or other person.

XVII.  SURRENDER

17.0 Surrender.  Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted, and in broom clean condition.  Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment used in the operation of the Leased Premises, together with all duct work.  All additions, hardware, non‑trade and trade fixtures and all other improvements, in or upon the Leased Premises placed there by Tenant, including those portions of Leasehold Work noted on Exhibit E as being removed by Tenant shall remain Tenant’s property and may be removed by Tenant from the Leased Premises upon such termination of this Lease by lapse of time or otherwise; provided, however, that (i) Tenant shall pay the cost of such removal, (ii) Tenant shall be responsible for repairing any damage caused to the Leased Premises in connection with such removal on demand, and (iii) all electrical, plumbing, and heating outlets shall be allowed to remain in place. If the Tenant fails to remove such alterations, decorations, additions and improvements and restore the Leased Premises, then upon the expiration of this Lease or upon Tenant’s vacating the Premises prior to such expiration, all such alterations, decorations, additions and improvements shall become, at Landlord’s option, the property of the Landlord and Tenant shall pay the cost of such removal, delivery, and warehousing to Landlord on demand.

17.1 Removal of Tenant’s Property.  Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s trade fixtures and all of Tenant’s personal property and equipment other than such personal property and equipment as are referred to in subsection 17.0; provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removals.  If Tenant does not remove Tenant’s furniture, machinery, trade fixtures and all other items of personal property of every kind and description from the Leased Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such property as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

17.2 Holding Over.  Any holding over by Tenant without consent of Landlord after the expiration of this Lease shall operate and be construed to be tenancy from month to month only, at a monthly rental of 150% of the Base Rent previously payable hereunder for the Term.  If, for any reason, Tenant fails to surrender the Leased Premises on the expiration or earlier termination of this Lease with such removal and repair obligations completed, then, in addition to the provisions and Landlord’s rights and remedies under this Lease, Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, actual damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon.  The foregoing indemnity shall survive the expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.

XVIII. DEFAULTS AND REMEDIES

18.0 Defaults.  Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

(a)Tenant shall become insolvent, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof and said act, filing or proceedings shall not be dismissed, revoked or terminated within thirty (30) days following such action; or

(b)The Leased Premises are levied upon by any revenue officer or similar officer; or

(c)Tenant fails to vacate the Leased Premises immediately upon termination or expiration of this Lease, by lapse of time or otherwise, or fails to vacate the Leased Premises upon termination of Tenant’s right to possession only, or abandons the Leased Premises during the Term hereof and the continuance of such abandonment for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof; or

(d)Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for twenty (20) days after notice thereof in writing to Tenant; or

(e)Tenant shall default in any monthly payments of Base Rent required to be made by Tenant hereunder when due as herein provided and such default continues five (5) days after written notice of such default from Landlord; or

(f)Tenant’s failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Tenant’s failure to proceed diligently to cure such failure shall constitute an event of default; or

(g)Tenant fails to maintain the insurance required under Section 6.2; or

(h)Tenant shall assign, transfer, sublet, or convey, by operation of law or otherwise, any interest in this Lease, except as may be expressly permitted by the terms of this Lease.

(i)In the event Landlord has given Tenant two or more notices under subparagraph (f) and Tenant again defaults in any of the other covenants and agreements of this Lease within one (1) year of giving of a notice under subparagraph (f), Landlord may proceed as listed below after giving five (5) days written notice of such default whether or not such default continues after said notice; or

(j)A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.1 Remedies.  Upon the occurrence of any one or more of such events of default hereunder:

(a)  Landlord may immediately proceed to collect or bring action for Rent in arrears, the unamortized costs of the Leasehold Work, or may file a Proof of Claim in any bankruptcy or insolvency proceedings for such Rent and the unamortized costs of the Leasehold Work actually paid to Tenant as the Improvement Allowance, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof.

(b) Landlord may re-enter and re-possess the Leased Premises and any part thereof and attempt to relet all or any part of such Leased Premises for the account of Tenant for such rent and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its reasonable discretion, shall determine, including a term beyond the termination of this Lease and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages, except to the extent required by law.  For the purpose of such reletting, to the extent commercially reasonable, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises to the extent necessary, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord in connection with such reletting efforts, and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the Rent due hereunder as aforesaid.

(c)  Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and become void on the date specified in such notice and thereupon, and at the expiration of the time limited in such notice this Lease and the Term hereof granted, as well as all of the right, title and interest of the Tenant hereunder, shall cease, expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein specified for expiration of the Term.  Thereupon, Tenant shall immediately quit and surrender to Landlord the Leased Premises, and Landlord may enter into and repossess the Leased Premises by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damages therefor or any other claim related thereto. If Landlord so terminates the Lease, Landlord may recover from Tenant as damages, the following:

(i)The worth at the time of award of any unpaid Rent or other charges which had been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid Base Rent, Operating Costs, Additional Rent or other charges which would have been earned after termination until the time of award exceeds the amount of such loss Tenant proves could have been reasonably avoided; plus

(iii)The amount by which the unpaid Base Rent, Operating Costs, Additional Rent or other charges for the balance of the Lease Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Landlord in (1) retaking possession of the Premises, including reasonable attorneys’ fees, (2) maintaining or preserving the Premises after the occurrence of an Event of Default, and (3) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting; plus

(v) The unamortized costs of the Leasehold Work actually paid to Tenant as the Improvement Allowance.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the rate provided for in Section 3.2.

(d) Landlord shall use commercially reasonable efforts to mitigate its damages and relet the Premises upon terms and conditions satisfactory to Landlord.  In no event shall Tenant be liable to Landlord for any indirect or consequential, special or punitive damages.

18.2 Remedies Cumulative.  No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Tenant may be exercised from time to time and as often as occasion may rise or as may be deemed expedient.  No delay or omission of Landlord to exercise any right or power arising from any default, shall impair such right or power or shall be construed to be a waiver of such default or any acquiescence therein.  Neither the rights herein given to receive, collect, sue for or distrain for any rent or rents, moneys or payments, or to enforce the terms, provisions and conditions of this Lease, or to prevent the breach or non‑observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Landlord to declare the Term hereby granted ended, and to terminate this Lease as provided for in this Lease, or to repossess without terminating the Lease, because of any default in breach of the covenants, provisions or conditions of this Lease.

18.3 No Waiver.  No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

18.4 Costs and Legal Fees.  In the event Landlord commences an action for the recovery of possession of the Leased Premises or for the recovery of Rent or because of the breach of any covenant of this Lease by Tenant, Tenant shall pay all costs and expenses of such litigation including actual attorneys’ fees incurred by Landlord, provided Landlord is the prevailing party, as determined by a court of competent jurisdiction.

18.5 Default by Landlord. If Landlord defaults in the performance of any of the terms, covenants and conditions of this Lease, Tenant shall promptly notify Landlord in writing. If Landlord fails to cure such default within thirty (30) days after receipt of such notice, or if the default is of such character as to require more than thirty (30) days to cure and Landlord fails to commence to cure within thirty (30) days after receipt of such notice and thereafter diligently proceed to cure such default, then, in either such event, Tenant may cure such default and setoff or deduct any expense so incurred from the Base Rent, Additional Rent or any other charges otherwise due and/or bring an action against Landlord, at law or in equity, arising out of such breach. Failure of Landlord to pay or reimburse any sums due Tenant hereunder shall constitute a default by Landlord.

XIX MAINTENANCE AND REPAIR

19.0  Landlord’s Obligations.  Landlord at its expense shall keep the exterior structure, to-wit, foundation and demising walls of the Leased Premises and shall keep the Common Areas in good condition and repair during the Term, or any renewal or extension thereof; provided, however, that if any such repairs shall be occasioned by the fault or neglect of Tenant or its employees or agents, then any such repairs shall be the obligation of the Tenant and the cost of such repairs shall be paid by Tenant.  Landlord shall replace the existing building systems and equipment appurtenant to and/or serving the Leased Premises, as and when needed as determined by Landlord in its reasonable discretion, which costs of replacement shall be amortized over their useful life (without interest and determined in accordance with general accepted accounting principles) with such amortized costs being payable directly by Tenant as Additional Rent hereunder. It is agreed that the cost of maintaining and replacing the roof may be included as part of the Operating Costs under Section 9.0 hereof.

19.1  Tenant’s Obligations.  Tenant shall at all times during the Term, pay for and make all other necessary maintenance and repairs and replacements (as applicable) to the Leased Premises (other than those obligations of Landlord set forth in Section 19.0 above including, without limitation, structural repairs to the Building), including, but not limited to, the doors (including, without limitation, any fire doors, man doors, overhead doors) and all mechanical systems relating thereto, door checks, openings, windows, plate glass, store front, slab, dock levelers, dock locks, dock enclosures, overhead lights, fixtures, bulbs, ballasts, ceiling tiles, cranes, heating, plumbing, air conditioning, and electrical and sewage (to main sewer lines) facilities of the Leased Premises (including all components thereof located within the Leased Premises), and keep and maintain the same in good condition and repair so that at the expiration of the Lease, or any renewal or extension thereof, the Leased Premises shall be surrendered to Landlord in the same condition that the same are in at the commencement of said Lease, ordinary wear and tear excepted. Tenant shall not defer any repairs or replacements to the Leased Premises by reason of the anticipation of the expiration of the Term hereof. The surrender of the Leased Premises upon the expiration or early termination of this Lease shall not relieve Tenant of the obligation to pay for all repairs or replacements to the Leased Premises which Tenant was obligated to perform during the Term, which obligation shall survive the expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.  Tenant shall keep the Leased Premises in a clean, tenantable condition and shall not permit any garbage, rubbish, refuse or dirt of any kind to accumulate in or about the Leased Premises.

19.2 Refuse.  Landlord shall designate areas within the Property for placement of dumpsters and Tenant shall supply said dumpsters and provide for refuse removal therefrom, and the costs and expenses attributable thereto shall be paid directly by Tenant when such costs and expenses are due and payable.  Notwithstanding the foregoing, Tenant shall arrange for regular janitorial services and maintenance services within the Leased Premises, and shall be responsible for all costs and expenses associated therewith. Refuse generated by Tenant on the Property shall be handled by Tenant pursuant to its own waste agreement(s).

19.3 Landlord’s Right to Repair.  In the event Tenant fails to timely perform the maintenance obligations required of it under this Article, Landlord may perform such obligations, and Tenant shall immediately pay Landlord for its costs incurred, plus an administration fee equal to eighteen percent (18%) of said costs, upon receipt of the invoice therefor.

19.4 Alterations.  Tenant shall not create any openings in the roof or exterior walls without the prior written consent of Landlord.  Tenant shall make all additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof, required by any such governmental authority or which may be made necessary by the act or neglect of Tenant.

XX. MISCELLANEOUS

20.0 Estoppel Certificates.  Tenant shall from time to time, within ten (10) days from the request of Landlord, execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying, if true and, if not, Tenant’s information and belief as to representations that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), that the Landlord is not in default under the Lease or any modifications thereto, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification regarding the Lease as may be commercially typical for an estoppel and reasonably required by Landlord or Landlord's mortgagee.  It is intended that any such statement delivered pursuant to this subsection may be relied upon by a prospective purchaser of the Leased Premises, mortgagee of the Leased Premises and their respective successors and assigns.

20.1 Landlord’s Right to Cure.  Landlord may, but shall not be obligated to, cure any default by Tenant specifically including, but not by way of limitation, Tenant’s failure to pay impositions, obtain insurance, make repairs, or satisfy lien claims, after complying with any notice provisions set forth in this Lease; and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys’ fees, shall be so much Additional Rent due on the next rent date after such payment together with interest (except in the case of said attorneys’ fees) at the rate of fifteen percent (15%) per annum from the date of advancement to the date of repayment by Tenant to Landlord.

20.2 Amendments Must be in Writing.  None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or amended except by a written instrument, duly signed and delivered by each party; and no act or acts, omission or omissions or series of acts or omissions, or waiver, acquiescence or forgiveness by Landlord as to any default in or failure of performance, either in whole or in part, by Tenant, of any of the covenants, terms and conditions of this Lease, shall be deemed or construed to be a waiver by Landlord of the right at all times thereafter to insist upon the prompt, full and complete performance by Tenant of each and all the covenants, terms and conditions hereof thereafter to be performed in the same manner and to the same extent as the same are herein covenanted to be performed by Tenant.

20.3 Notices.  All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing.  Any notices or demands from shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed via overnight delivery by a nationally recognized express transportation company or by United States registered or certified mail in an envelope properly stamped and addressed as follows:

To Landlord:	Phoenix Newton LLC
401 East Kilbourn Avenue, Suite 201
Milwaukee, WI 53202
Attn: David Marks and Joseph F. LaDien, Esq.

To Tenant:	TPI Iowa II, LLC
8501 N. Scottsdale Rd., Suite 100
Scottsdale, AZ 85253
Attn: General Counsel

Either party may, upon prior notice to the other, specify a different agent and/or address for the giving of notice.

20.4 Intentionally Deleted.

20.5 Time of Essence.  Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.6 Relationship of Parties.  Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

20.7 Captions.  The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

20.8 Severability.  If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.9 Law Applicable.  This Lease shall be construed and enforced in accordance with the laws of the State where the Leased Premises are located.

20.10 Covenants Binding on Successors.  All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party.  Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

20.11 Brokerage. Landlord and Tenant each represent and warrant to the other that, except for commissions agreed to be paid by Tenant to CBRE (the “Broker”) pursuant to a separate agreement between the Broker and Tenant, there are no commissions, finder’s fees or brokerage fees arising out of the transactions contemplated by this Lease as a result of Landlord’s or Tenant’s actions.  Landlord shall indemnify and hold Tenant harmless from and against any and all liabilities, claims, demands, damages costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Landlord’s actions.  Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Tenant’s actions.

20.12 Landlord Means Owner.  The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant. In the event Tenant makes any claim or asserts any cause of action against Landlord as a result of Landlord default:  (a) Tenant’s sole and exclusive remedy shall be against the Property and all rents, issues, profits, and other income Landlord receives from its operation of the Complex, net of all current operating expenses, liabilities, reserves, and debt service associated with said operation (“Net Income” for purposes of this Section 20.12 only), (b) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any judgment obtained against Landlord, (c) if such Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency.  The limitations set forth in this Section 20.12 shall be applicable to, and enforceable by, Landlord and/or by any partner, trustee, officer, employee, agent or property manager of Landlord.

20.13 Intentionally Deleted.

20.14 Signs and Trade Fixtures. Tenant shall not place any new or different shade, awning, fence, sign or any structure or device upon or above the exterior of the Leased Premises without first obtaining the written consent of the Landlord in each instance, which will not be unreasonably withheld, delayed or conditioned. Tenant may place signs upon the interior of the Leased Premises without first obtaining the written consent of the Landlord in each instance provided such signage complies with applicable laws. Tenant may place signs upon the eastern exterior of the Leased Premises and in the Common Areas near the Leased Premises and its main access and parking areas advertising its business after first obtaining the written consent of the Landlord in each instance, which shall not be unreasonably withheld, conditioned, or delayed, and provided such signage complies with applicable laws. Tenant shall maintain, repair and replace such signs and lights.

20.15 Environmental; Indemnity.  From and after the Commencement Date and thereafter during the entire Term, Tenant in the operation of its business on the Leased Premises shall comply with all applicable Environmental Laws which relate to the manufacture, ownership, use, storage and disposal of Hazardous Materials.  Without limiting the generality of the foregoing, Tenant shall specifically comply with all applicable Environmental Laws.  Tenant shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, classifications, certificates and registrations (collectively, “Permits”) and make all applicable filings required of Tenant to operate at the Leased Premises.  The Permits and required filings shall be made available for inspection and copying by Landlord upon reasonable notice and during business hours.  Tenant agrees to hold harmless and indemnify Landlord from any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature whatsoever arising from (1) the presence or discharge of Hazardous Materials on or from the Leased Premises from the transportation of disposal of Hazardous Materials to and from the Premises in each case to the extent caused by Tenant or its employees, invitees, agents, or contractors during the Term in violation of Environmental Laws (as defined below), (2) any liens against the Premises, or any part thereof, permitted or imposed by any Environmental Laws (as defined below), or any actual or asserted liability or obligations of Landlord or any of its affiliates or subsidiaries under any Environmental Laws caused by Tenant, and (3) any actual or asserted liability or obligations arising from the actions of Tenant or any of its affiliates or subsidiaries under any Environmental Laws.  The foregoing indemnification shall survive the expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises. In no way shall Tenant ever be held liable for Hazardous Materials on, upon or appurtenances thereto which were introduced prior to the Term, or by the Landlord, its employees, agents, invitees, contractors or other tenants of the Property.

Landlord shall hold harmless and indemnify Tenant from any liability, claim or injury resulting from the presence or discharge of Hazardous Materials on or from the Property, unless the same is caused by Tenant or its employees, agents, or contractors. The foregoing indemnification shall survive the expiration or termination of this Lease or the termination of Tenant’s tenancy in the Leased Premises.

“Hazardous Material” means any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, The Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; asbestos or any substance or compound containing asbestos; polychlorinated biphenyls or any substance or compound containing any polychlorinated biphenyl; petroleum and petroleum products; pesticides; and any other hazardous, toxic or dangerous waste, substance or material.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

20.16 Security Deposit. Tenant shall, concurrently with the execution of this Lease, deliver to Landlord thirty thousand four hundred sixty seven and 50/100 Dollars ($30,467.50) as security for the faithful performance by Tenant of all the terms, conditions and provisions of this Lease to be performed by Tenant. Such security deposit shall be refunded to Tenant within thirty (30 days after the expiration of this Lease and after Tenant has vacated the Leased Premises, but only on the condition that Tenant not be in default under this Lease and that the Leased Premises are returned to Landlord in the condition specified in this Lease. Should Tenant fail to carry out and perform any of the terms and provisions contained in this Lease after the expiration of any notice and/or cure periods, then and in that event, Landlord, at its option and in addition to any other rights or remedies Landlord may have, may use such security deposit or any part thereof for the purpose of remedying such default, in which event the original amount of such security deposit shall be promptly replenished by Tenant. In no event may Tenant require Landlord to apply such security deposit or any part thereof for rent past due or to accrue hereunder. Such security deposit shall not be deemed to be trust funds and may be commingled with other funds of Landlord without any interest thereon being payable to Tenant. The relationship between Landlord and Tenant with respect to such security deposit shall be debtor and creditor only, subject only to the provisions of this Lease.

20.17 Tenant Identity.  Tenant represents and warrants that the execution and delivery of this Lease has been duly authorized by all necessary company action, and the officers of Tenant who are executing and attesting to this Lease have full power, authority and right to do so.

20.18 Intentionally Deleted.

20.19 Lender’s Requirements.  If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under the loan, that this Lease be amended or supplemented in any commercially reasonable manner (provided that such changes shall not (a) materially impair Tenant’s ability to use the Premises for the use described in Section 2.0, (b) materially increase Tenant’s monetary or non-monetary obligations hereunder, or (c) materially decrease Tenant’s rights hereunder), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements.  Tenant shall, within twenty (20) days after the effective date of Landlord’s notice, either consent to such amendments and supplements and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute.  Failure of Tenant to respond within said twenty (20) day period shall be a default under this Lease without further notice.  If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of tenant’s written statement, Landlord or Tenant shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

20.20 Certificate of Occupancy.  During the Term, Tenant shall, if required, obtain and pay the cost of obtaining a Certificate of Occupancy (or analogous or similar municipal permit or approval) for Tenant’s use of the Leased Premises (and any repairs or modifications that may be required to obtain such certificate of occupancy) and shall maintain such Certificate of Occupancy (or analogous or similar municipal permit or approval) throughout the Term.

20.21 Sale or Transfer of Property. Landlord shall have the right to sell, assign or otherwise transfer, in whole or in part, its interest in the Leased Premises and the Property without Tenant’s consent.

20.22 No Personal Liability.  In no event shall any mortgagee of the Property, or any part thereof, its nominee, or the purchaser at a foreclosure sale have any personal liability whatsoever for any representations, warranties, covenants or agreements of Landlord hereunder or in connection herewith, or any liability for any security deposit or other sums deposited with Landlord, or for any previous prepayment of Rent to Landlord.

20.23  Financial Information.  Tenant shall, from time to time at reasonable intervals upon Landlord’s request no more often than twice per year and also in the event of a Tenant default hereunder beyond any applicable notice and cure period, deliver to Landlord a copy of Tenant’s most recent income statement and balance sheet if privately held, or if Tenant is publicly traded, as applicable, its and its parent company’s annual reports and forms 10Q and 10K (financial statements, annual reports and forms hereinafter referred to as “Financial Documents”).

20.24 Guaranty.  Landlord’s obligations under this Lease and in all Exhibits attached hereto are conditioned upon receipt of a Guaranty of Lease in the form attached hereto as Exhibit H executed by each Guarantor satisfactory to Landlord in its sole discretion.  The death or dissolution of any Guarantor of this Lease shall be considered a material default under the Lease.

20.25 Intentionally Deleted.

20.26 Exhibits; Addenda. All exhibits, schedules, and addenda attached to this Lease are specifically incorporated herein and made part of this Lease

20.27 Counterparts; Signatures. This Lease may be executed in counterpart signatures, each of which shall be deemed an original and together shall constitute one instrument. Facsimile and electronic “PDF” signatures of this Lease shall be treated as original signatures and given full force and effect.

[Rest of page intentionally left blank. Signature on following page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:	Phoenix Newton, LLC, a Wisconsin limited liability company By: /s/ David Mars Name: David Mars Title: Manager
TENANT:	TPI Iowa II, LLC, a Delaware limited liability company By: /s/ William E. Siwek Name: William E. Siwek Title: CFO

Signature Page to Lease by and between Phoenix Newton LLC and TPI Iowa II,, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT A

SITE PLAN OF PREMISES

LEGAL DESCRIPTION OF THE PROPERTY

Parcel 1:

THAT PART OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 23, TOWNSHIP

80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY, IOWA, WHICH IS BORDERED ON THE

EAST BY THE COUNTY ROAD DESIGNATED AS E. 19TH STREET NORTH AND BORDERED ON THE SOUTH

BY THE CITY STREET DESIGNATED AS N. 19TH AVENUE EAST AND BORDERED ON THE NORTHWEST

BY THE CHICAGO, ROCK ISLAND & PACIFIC RAILROAD RIGHT OF WAY.

Parcel 2:

THAT PART OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER, WHICH LIES NORTH AND

WEST AND SOUTH AND EAST OF THE CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD RIGHT OF

WAY, OF SECTION 26, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY,

IOWA.

EXCEPT: THAT PART OF THE NORTHWEST ¼ OF THE NORTHWEST ¼ SOUTH AND EAST OF THE

CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD RIGHT OF WAY BEING PART OF, AND NOW KNOWN

AS, RDC SUBDIVISION OF PARCEL .H. IN THE NORTH ½ OF THE NORTHWEST ¼ OF SECTION 26,

TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., CITY OF NEWTON, JASPER COUNTY, IOWA.,

AS SHOWN IN PLAT CABINET .A., PAGE 666 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY,

IOWA.

Exhibit A to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

Parcel 3 & 4:

LOT 3 OF RDC SUBDIVISION OF PARCEL .H. IN THE NORTH ½ OF THE NORTHWEST ¼ OF SECTION

26, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., CITY OF NEWTON, JASPER COUNTY,

IOWA., AS SHOWN IN PLAT CABINET .A., PAGE 666.,

EXCEPT: PARCEL .A. OF LOT 3, RDC SUBDIVISION AS SHOWN IN BOOK 1156, PAGE 190,

AND EXCEPT: PARCEL .B. OF LOT 3, RDC SUBDIVISION AS SHOWN IN BOOK 1157, PAGE 54, IN THE

OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 5:

LOTS 9, 10 AND 11 OF THE NORTHEAST ¼ OF SECTION 27, TOWNSHIP 80 NORTH,RANGE 19 WEST OF

THE 5TH P.M., JASPER COUNTY, IOWA, AS APPEARS IN PLAT RECORDED IN PLAT BOOK B, PAGE 274 IN

THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA. AND PARCEL .A. IN LOTS 7 & 8 OF THE

SUBDIVISION OF THE NORTHEAST ¼ OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE

5TH P.M., JASPER COUNTY, IOWA AS SHOWN IN FILE 2009-00002178 IN THE OFFICE OF THE

RECORDER OF JASPER COUNTY, IOWA.

EXCEPT: THAT PART DEEDED TO THE CITY OF NEWTON FOR RIGHT OF WAY PURPOSES IN FILE 2009-

00004936 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 6:

PART OF LOT 2 OF THE NORTHEAST QUARTER OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19

WEST OF THE 5TH P.M., JASPER COUNTY, IOWA, AS APPEARS IN PLAT RECORDED IN PLAT BOOK B

PAGE 274 IN THE OFFICE OF THE RECORDER OF SAID COUNTY DESCRIBED AS: FROM THE POINT OF

INTERSECTION OF THE CENTER LINE OF EAST 8TH STREET NORTH IN THE CITY OF NEWTON, IOWA

(FORMERLY THE COLLEGE FARM ROAD) WITH THE SOUTH LINE OF THE NORTHEAST QUARTER OF

SAID SECTION 27, WHICH POINT IS 158.7 FEET WEST OF THE SOUTHEAST CORNER OF THE

SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 27, RUN THENCE NORTH

ALONG THE CENTER LINE OF SAID STREET, 922.2 FEET, THENCE, RUN EAST 583.2 FEET TO THE POINT

OF BEGINNING; FROM THIS POINT OF BEGINNING RUN SOUTH PARALLEL TO THE CENTER LINE OF

SAID STREET, 384.9 FEET TO THE NORTH BOUNDARY LINE OF THE CHICAGO, ROCK ISLAND AND

PACIFIC RAILROAD RIGHT OF WAY, THENCE NORTHEASTERLY ALONG SAID RIGHT OF WAY LINE 561FEET, THENCE WEST 402.9 FEET TO THE PLACE OF BEGINNING AND THAT PART OF SAID LOT 2

DESCRIBED AS: FROM THE POINT OF INTERSECTION OF THE CENTER LINE OF EAST 8TH STREET

NORTH IN THE CITY OF NEWTON, IOWA (FORMERLY THE COLLEGE FARM ROAD) WITH THE SOUTH

LINE OF THE NORTHEAST QUARTER OF SAID SECTION 27, WHICH POINT IS 158.7 FEET WEST OF THE

SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION

27, RUN THENCE NORTH ALONG THE CENTER LINE OF SAID STREET, 922.2 FEET TO THE POINT OF

BEGINNING; FROM THIS POINT OF BEGINNING RUN NORTH 360 FEET TO THE NORTHWEST CORNER

OF SAID LOT 2, THENCE EAST 1352 FEET TO THE NORTHEAST CORNER OF SAID LOT 2, THENCE

SOUTHWESTERLY ALONG THE NORTH LINE OF THE CHICAGO, ROCK ISLAND & PACIFIC RAILROAD

RIGHT OF WAY 510.3 FEET, THENCE WEST 986.1 FEET TO THE PLACE OF BEGINNING.

EXCEPT: THAT PART DEEDED TO THE CITY OF NEWTON FOR RIGHT OF WAY PURPOSES IN FILE 2009-

00004936 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 7:

THE NORTH 257.9 FEET OF THE WEST 583.2 FEET OF THE SOUTH 11 ACRES OF LOT 2, SUBDIVISION

OF THE NORTHEAST QUARTER OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH

P.M., JASPER COUNTY, IOWA, AS APPEARS IN PLAT BOOK D, PAGE 119, IN THE OFFICE OF THE

RECORDER OF JASPER COUNTY, IOWA.

Exhibit A to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT A-1

SITE PLAN OF EXCLUSIVE PARKING AREA

After the execution of this Lease, the Landlord and Tenant shall mutually agree on the 400 parking spaces in Parking Lot D to which Tenant shall have the right to exclusively utilize.

Exhibit A-1 to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT B

RULES AND REGULATIONS

1.All deliveries are to be made to designated service or receiving areas in the back of the Leased Premises and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

2.Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface.  In addition, wheel blocking must be available for use.

3.Tenant is responsible for storage and removal of trash, refuse and garbage from the interior of the Premises.  Tenant shall not dispose of the following items in sinks or commodes:  plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags, cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive.

4.Other than as permitted under the provisions of Section 20.14, Tenant shall not permit or suffer any advertising medium to be placed on walls, on Tenant's exterior windows, on standards in the Common Area, if any, on the sidewalks or on the parking lot areas or light poles.  Other than as permitted under the provisions of Section 20.14, no permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Building or outside the Leased Premises.

5.Tenant shall not permit or suffer the use of any advertising medium that can be heard or experienced outside of the Leased Premises, including without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios, or television.  Except as provided herein, no radio television or other communication antenna equipment or device is to be mounted, attached or secured to any part of the roof, exterior surface, or anywhere outside the Leased Premises, unless Landlord has previously given its written consent. It is agreed that Tenant shall be allowed to install a satellite dish (approximately 3’ in diameter) on the roof of the Leased Premises and shall be permitted to install security cameras and related equipment on the exterior and interior of the Premises and Building. However, no other roof penetrations will be allowed without Landlord’s written consent.

6.Tenant shall not permit or suffer any portion of the Leased Premises to be used for lodging purposes.

7.Tenant shall not, in or on any part of the Common Area:

Exhibit B to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

(a)Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other material whatsoever;

(b)Exhibit any sign, placard, banner, notice or other written material, except for activities as approved by Landlord;

(c)Distribute any circular, booklet, handbill, placard or other material, except for activities as approved by Landlord;

(d)Solicit membership in any organization, group or association or contribution for any purpose;

(e)Create a nuisance;

(f)Use any Common Area for any purpose when none of the other retail establishments within the Building is open for business or employment, except for activities as approved by Landlord;

(g)Throw, discard, or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind;

(h)Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvements within the Building, or the property of customers, business invites, or employees situated within the Building.

8.Tenant’s use of the Leased Premises or any Common Area shall not violate any local fire or life safety ordinances, or require a higher density or alternative method of fire suppression, except as otherwise permitted under this Lease.

Exhibit B to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT C

BASE RENT SCHEDULE

Initial Term*

Lease Year/Months	Sq. Ft.	Base Rent Per Sq. Ft	Monthly Rent	Annual Rent
03/01/2018 – 08/31/2018	60,000	$3.50	$17,500.00	$105,000.00
09/01/2018 – 02/28/2019	80,000	$3.50	$23,333.33	$140,000.00
03/01/2019 – 02/29/2020	106,121	$3.61	$31,924.73	$383,096.81
03/01/2020 – 02/28/2021	106,121	$3.71	$32,809.08	$393,708.91
03/01/2021 – 02/28/2022	106,121	$3.82	$33,781.85	$405,382.22
03/01/2022 – 02/28/2023	106,121	$3.94	$34,843.06	$418,116.74

* Monthly Base Rent payable during the first three (3) years of the Initial Term is subject to additional costs of amortizing the Improvement Allowance pursuant to Section 5.1 of the Lease as shown on Exhibit C-1 attached hereto.

First Extended Term

Lease Year/Months	Sq. Ft.	Base Rent Per Sq. Ft	Monthly Rent	Annual Rent
03/01/2023 – 02/29/2024	106,121	$4.06	$35,904.27	$430,851.26
03/01/2024 – 02/28/2025	106,121	$4.18	$36,965.48	$443,585.78
03/01/2025 – 02/28/2026	106,121	$4.31	$38,115.13	$457,381.51
03/01/2026 – 02/28/2027	106,121	$4.44	$39,264.77	$471,177.24
03/01/2027 – 02/28/2028	106,121	$4.57	$40,414.41	$484,972.97

Second Extended Term

Lease Year/Months	Sq. Ft.	Base Rent Per Sq. Ft	Monthly Rent	Annual Rent
03/01/2028 – 02/29/2029	106,121	$4.71	$41,652.49	$499,829.91
03/01/2029 – 02/28/2030	106,121	$4.85	$42,890.57	$514,686.85
03/01/2030 – 02/28/2031	106,121	$4.99	$44,128.65	$529,543.79
03/01/2031 – 02/29/2032	106,121	$5.14	$45,455.16	$545,461.94
03/01/2032 – 02/28/2028	106,121	$5.30	$46,870.11	$562,441.30

Exhibit C to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT C-1

Improvement Allowance AMORTIZATION SCHEDULE

The amortization schedule on the next page assumes that the entire Improvement Allowance is actually reimbursed to Tenant on or before April 1, 2018.  The actual payment amortization will be calculated based upon such portion of the Improvement Allowance actually reimbursed to Tenant, with payments starting on the first of the month that is at least 30 days after the date of the final disbursement.

The parties agree to execute and deliver an instrument that confirms the total amount of the Improvement Allowance actually reimbursed to Tenant and includes a final amortization schedule.

Exhibit C-1 to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

Simple Loan Calculator

	Enter values
Loan amount	$ 500,000.00
Annual interest rate	5.00%
Loan period in years	3
Start date of loan	04/01/2018

Monthly payment	$ 14,985.45
Number of payments	36
Total interest	$ 39,476.15
Total cost of loan	$ 539,476.15

No.	Payment Date	Beginning Balance	Payment	Principal	Interest	Ending Balance
1	05/01/2018	$ 500,000.00	$ 14,985.45	$ 12,902.12	$ 2,083.33	$ 487,097.88
2	06/01/2018	$ 487,097.88	$ 14,985.45	$ 12,955.87	$ 2,029.57	$ 474,142.01
3	07/01/2018	$ 474,142.01	$ 14,985.45	$ 13,009.86	$ 1,975.59	$ 461,132.15
4	08/01/2018	$ 461,132.15	$ 14,985.45	$ 13,064.06	$ 1,921.38	$ 448,068.09
5	09/01/2018	$ 448,068.09	$ 14,985.45	$ 13,118.50	$ 1,866.95	$ 434,949.59
6	10/01/2018	$ 434,949.59	$ 14,985.45	$ 13,173.16	$ 1,812.29	$ 421,776.43
7	11/01/2018	$ 421,776.43	$ 14,985.45	$ 13,228.05	$ 1,757.40	$ 408,548.39
8	12/01/2018	$ 408,548.39	$ 14,985.45	$ 13,283.16	$ 1,702.28	$ 395,265.22
9	01/01/2019	$ 395,265.22	$ 14,985.45	$ 13,338.51	$ 1,646.94	$ 381,926.71
10	02/01/2019	$ 381,926.71	$ 14,985.45	$ 13,394.09	$ 1,591.36	$ 368,532.62
11	03/01/2019	$ 368,532.62	$ 14,985.45	$ 13,449.90	$ 1,535.55	$ 355,082.73
12	04/01/2019	$ 355,082.73	$ 14,985.45	$ 13,505.94	$ 1,479.51	$ 341,576.79
13	05/01/2019	$ 341,576.79	$ 14,985.45	$ 13,562.21	$ 1,423.24	$ 328,014.58
14	06/01/2019	$ 328,014.58	$ 14,985.45	$ 13,618.72	$ 1,366.73	$ 314,395.86
15	07/01/2019	$ 314,395.86	$ 14,985.45	$ 13,675.47	$ 1,309.98	$ 300,720.39
16	08/01/2019	$ 300,720.39	$ 14,985.45	$ 13,732.45	$ 1,253.00	$ 286,987.95
17	09/01/2019	$ 286,987.95	$ 14,985.45	$ 13,789.67	$ 1,195.78	$ 273,198.28
18	10/01/2019	$ 273,198.28	$ 14,985.45	$ 13,847.12	$ 1,138.33	$ 259,351.16
19	11/01/2019	$ 259,351.16	$ 14,985.45	$ 13,904.82	$ 1,080.63	$ 245,446.34
20	12/01/2019	$ 245,446.34	$ 14,985.45	$ 13,962.76	$ 1,022.69	$ 231,483.58
21	01/01/2020	$ 231,483.58	$ 14,985.45	$ 14,020.93	$ 964.51	$ 217,462.65
22	02/01/2020	$ 217,462.65	$ 14,985.45	$ 14,079.35	$ 906.09	$ 203,383.30
23	03/01/2020	$ 203,383.30	$ 14,985.45	$ 14,138.02	$ 847.43	$ 189,245.28
24	04/01/2020	$ 189,245.28	$ 14,985.45	$ 14,196.93	$ 788.52	$ 175,048.35
25	05/01/2020	$ 175,048.35	$ 14,985.45	$ 14,256.08	$ 729.37	$ 160,792.27
26	06/01/2020	$ 160,792.27	$ 14,985.45	$ 14,315.48	$ 669.97	$ 146,476.79
27	07/01/2020	$ 146,476.79	$ 14,985.45	$ 14,375.13	$ 610.32	$ 132,101.66
28	08/01/2020	$ 132,101.66	$ 14,985.45	$ 14,435.02	$ 550.42	$ 117,666.64
29	09/01/2020	$ 117,666.64	$ 14,985.45	$ 14,495.17	$ 490.28	$ 103,171.47
30	10/01/2020	$ 103,171.47	$ 14,985.45	$ 14,555.57	$ 429.88	$ 88,615.90
31	11/01/2020	$ 88,615.90	$ 14,985.45	$ 14,616.22	$ 369.23	$ 73,999.68
32	12/01/2020	$ 73,999.68	$ 14,985.45	$ 14,677.12	$ 308.33	$ 59,322.57
33	01/01/2021	$ 59,322.57	$ 14,985.45	$ 14,738.27	$ 247.18	$ 44,584.29
34	02/01/2021	$ 44,584.29	$ 14,985.45	$ 14,799.68	$ 185.77	$ 29,784.61
35	03/01/2021	$ 29,784.61	$ 14,985.45	$ 14,861.35	$ 124.10	$ 14,923.27
36	04/01/2021	$ 14,923.27	$ 14,985.45	$ 14,923.27	$ 62.18	$ (0.00)

Exhibit C-1 to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT D

GENERAL DESCRIPTION OF LANDLORD’S WORK

Item	Description	Due Date
1	Paint existing offices	March 31
2

Fully encapsulate all lead paint in the Premises and ensure the encapsulation remains intact during the Term, except for any disruptions to the encapsulation caused by Tenant or Tenant’s contractors or invitees

March 31
3	Remove and remediate mold, if any, in the Premises	March 31
4	Replace ceiling tiles in existing office	March 31
5

Remove all asbestos containing materials from the Premises in accordance with state and federal requirements; asbestos remediation shall be performed by an asbestos removal contractor licensed in the state of Iowa

March 31
6	Remove carpet in offices, grind and seal floors	March 31
7	Clean and paint restrooms and fixtures	March 31
8	New HVAC in office and restrooms	March 31
9

Install new lighting to tenant spec provided

•Provided, that, Landlord shall pay the first $60,000 of the related lighting bid, Tenant shall pay Landlord for amounts between $60,001 and $160,000, and Landlord shall pay for all amounts above $160,000

March 31
10	Install gas-fired heating units, plant must maintain 63º F with only this system running	March 31
11	Submeter gas and electric	March 31
12	Paint warehouse walls and deck	March 31
13	Ensure code compliant fire suppression system for standard nonflammable warehouse/distribution use; provided, that, the purchase of new sprinkler heads will be Tenant’s responsibility	March 31
14	Floor finish, including cleaning and leveling. Higher grade finishes will be at Tenant’s expense.	March 31
15	Parking lot lights	March 31
16	One (1) new grade level door on the east side of the Premises	March 31
17	Fire alarms and strobe lights per code/fire marshal	March 31
18	Clearly marked and maintained exit pathways, including pathways that lead through adjacent buildings for emergency exit	March 31

Landlord and Tenant shall cooperate in good faith to ensure that items of Landlord’s Work or areas in which Landlord’s Work will be performed in a manner to assist Tenant in timely coordinating and completion of Tenant’s Work, to the extent possible.

Exhibit D to Lease by and between Phoenix Newton LLC and TPI Iowa II,  LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT E

Description of Leasehold Work

Item	Description
1	Compressed air equipment and related plumbing
-TPI will own and remove mechanical equipment at termination of lease
-Installed plumbing would remain after termination of lease
2	Electrical upgrades to (Class I Division 2 changes)
-Installed electrical equipment would remain after termination of lease.
3	Trash compactor
-TPI will own and remove mechanical equipment at termination of lease
4	Back-up generator and associated wiring.
- TPI will own and remove the back-up generator at termination of lease
- Associated wiring would remain after termination of lease.
5	Modify and upgrade fire suppression system.
-TPI will own and remove process specific fire suppression systems at termination of lease.
-Fire suppression systems for general building protection would remain after termination of lease.
6	New lighting to Tenant’s spec

-Provided, that, Landlord shall pay the first $60,000 of the related lighting bid, Tenant shall pay Landlord for amounts between $60,001 and $160,000, and Landlord shall pay for all amounts above $160,000

Exhibit E to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT F

Work Letter for Leasehold Work

Leasehold Work

1.Authorized Representatives.

(a)Tenant designates _________________________ (“Tenant’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit F (and the acts of the aforenamed person shall be sufficient to bind Tenant).  Tenant may designate a substitute Tenant’s Authorized Representative by written notice to Landlord.  Landlord shall not be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Tenant’s behalf other than Tenant’s Authorized Representative.  All references in this Exhibit F to actions taken, approvals granted, or submissions made by Tenant shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by Tenant’s Authorized Representative acting for Tenant.  Except where expressly stated to the contrary, all approvals required of Tenant herein shall not be unreasonably withheld, conditioned or delayed.

(b)Landlord designates _________________________ (“Landlord’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit F (and the acts of the aforenamed person shall be sufficient to bind Landlord).  Landlord may designate a substitute Landlord’s Authorized Representative by written notice to Tenant.  Tenant shall not be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Landlord’s behalf other than Landlord’s Authorized Representative.  All references in this Exhibit F to actions taken, approvals granted, or submissions made by Landlord shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by Landlord’s Authorized Representative acting for Landlord. Except where expressly stated to the contrary, all approvals required of Landlord herein shall not be unreasonably withheld, conditioned or delayed.

2.Intentionally Omitted.

3.Plans for Leasehold Work.  Tenant shall cause preliminary drawings or reasonably detailed drawings or explanations of work, to the extent applicable and practical, for each portion of the Leasehold Work for submission to Landlord.  Tenant’s Authorized Representative and Landlord’s Authorized Representative, and such other representatives as either party desires, shall meet as needed to review, address concerns, and approve all such drawings.  No material changes shall be made to the final preliminary drawings without Landlord’s prior written approval.  As stated in this Section 3(a), the final preliminary drawings that have been submitted by Tenant and approved by Landlord shall hereinafter be referred to herein as the “Leasehold Plans”.

4.Leasehold Contractors.  Upon Landlord’s approval of the Leasehold Plans, Tenant shall engage one or more appropriate licensed and qualified contractors (reasonably approved by Landlord) to perform the Leasehold Work.  In addition to Tenant’s indemnification obligations elsewhere in this Exhibit F and the Lease, Tenant hereby agrees to indemnify and hold Landlord harmless from and

Exhibit F to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa against any loss, liability, costs and expenses (including, without limitation, attorneys’ fees) incurred by or claimed against Landlord associated with any labor unrest as a result of or in any way arising from Tenant’s use of non-union trades.

5.Cost of Leasehold Work.  The cost of the design and construction of the Leasehold Work (including all “soft” costs, including costs paid by Landlord in association with the Leasehold Work [collectively, the “Landlord’s Costs”]) (collectively, the “Leasehold Cost”) shall be borne by Tenant, but subject to an offset based on the amount of the Improvement Allowance described in Section 6 below (which shall be borne by Landlord).  Any portion of the Leasehold Cost that is in excess of the Improvement Allowance shall be borne by Tenant (“Tenant’s Expenses”).

6.Improvement Allowance and Disbursements.  Landlord has agreed to provide Tenant with the Improvement Allowance set forth in Section 5.1 of the Lease.  The Improvement Allowance shall be applied toward the Leasehold Cost as a reimbursement to Tenant as outlined in this Section 6.  From time to time, but not more than twice in any calendar month (i) completion of any distinct portion of the Leasehold Work in accordance with the applicable Leasehold Plans, (ii) Landlord’s receipt of a copy of the applicable invoice or contract being paid with such funds, (iii) Landlord’s receipt of a copy of a final unconditional lien waiver from such materialman or contractor being paid with such funds to the extent Tenant is reasonably able to require lien waivers from such party and in such event Tenant is not able to obtain a lien waiver due to the type of supplier or vendor, Tenant shall provide such other evidence of payment as Landlord may reasonably request, Landlord will provide Tenant reimbursement for the portion of the applicable Leasehold Work, within five business days’ after request in accordance with the above deliveries, in an aggregate amount not to exceed the Improvement Allowance.  Following Landlord’s payment of the entire Improvement Allowance, Landlord will amortize the entire Improvement Allowance over the first three years of the Lease term at an annual interest rate of five percent (5%), payable by Tenant monthly, subject to the repayment provision in Section 5.1 of the Lease.  Tenant’s failure to timely pay such amounts owed hereunder shall be considered a default under this Lease.

7.Change Orders.  If, after preparation, review and approval of the Leasehold Plans, Tenant requests any change or addition to the work and materials to be provided pursuant to the Leasehold Plans that have a material impact on the Building systems, or structural integrity of the Building, Tenant shall obtain Landlord’s consent, which may be withheld in Landlord’s reasonable discretion.  If such change order requested by Tenant also requires Landlord to make changes in the Building systems or the Building’s structural components, then all additional costs and expenses incurred by Landlord attributable such changes shall also be included in the Leasehold Cost for purposes of the foregoing calculation.

8.Disputes. If Tenant’s Authorized Representative and Landlord’s Authorized Representative cannot agree upon any material approvals or actions hereunder despite their good faith efforts, either party may, upon written notice to the other, submit such dispute to the parties’ executive officers, who shall meet to attempt to resolve the dispute by good faith negotiations. If the parties are unable to resolve such dispute within thirty (30) days after such notice is received, either party may submit the dispute to binding arbitration.

9.Construction of the Leasehold Work. Tenant shall contractually require the Leasehold Work to be completed in accordance with the terms of this Exhibit F; and specifically, all of the following:

Exhibit F to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

(a)Landlord’s General Conditions.  Tenant’s and Tenant’s Agents’ (defined below) construction of the Leasehold Work shall comply with the following:  (i) the Leasehold Work shall be constructed in material conformance with the Leasehold Plans; and (ii) Tenant shall abide by all reasonable rules made by Landlord’s Authorized Representative with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Exhibit F.  For purposes herein, Tenant’s contractors and others retained by Tenant to perform the Leasehold Work shall collectively be referred to as “Tenant’s Agents”.

(b)Indemnity.  Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any negligent act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Leasehold Work.

(c)Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall warranty to Tenant and for the benefit of Landlord that the portion of the Leasehold Work for which it is responsible shall be free from any material defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include all additional expenses and damages incurred in connection with such removal or replacement of any or all part of the Leasehold Work, and/or the Building and/or Common Areas that may be damaged or disturbed thereby.  All such warranties as to materials or workmanship of or with respect to the Leasehold Work shall be contained in the applicable contract or subcontract, as the case may be.

(d)Insurance Requirements.

(1)General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(2)Special Coverages.  Tenant shall require Tenant’s Agents to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Leasehold Work, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Leasehold Work shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(3)General Terms.  Certificates for all insurance carried by Tenant pursuant to this Section 9(d) shall be delivered to Landlord before the commencement of construction of the Leasehold Work and upon request as to any contractor.  All such policies of insurance maintained by

Exhibit F to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

Tenant must contain a provision that the company writing said policy will give Landlord not less than thirty (30) days prior written notice of any cancellation of lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Leasehold Work is damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense; provided, however, Landlord shall bear the cost of such repair to the extent such damage is caused by Landlord's or its contractor's or representative's gross negligence or willful misconduct.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Leasehold Work is fully completed and accepted by Landlord.  All policies carried by Tenant under this Section 9(d) shall insure Landlord and Landlord’s agents and Tenant, as their interests may appear.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under other sections of this Exhibit F.

(e)Governmental Compliance.  The Leasehold Work shall comply in all respects with the following:  (i) all applicable state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(f)Intentionally Omitted.

(g)Punchlist and Possession.  Prior to the Commencement Date, Tenant shall schedule a mutually agreeable time with Landlord to walk through the Premises and prepare a punch list setting forth any defects, damage or incomplete work (whether it be Tenant’s Work (including Leasehold Work), Landlord’s Work, as well as any building equipment or systems that are not in good working order).  Landlord and Tenant, as applicable, will endeavor to cause the items described in the punch list to be corrected and completed within thirty (30) days after the punch list has been finalized.  The existence of such punch list items shall not postpone the Commencement Date or the obligation of Tenant to pay Rent.

(h)Inspection by Landlord.  Landlord shall have the right to inspect the Leasehold Work at all times, provided however, that Landlord’s failure to inspect the Leasehold Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Leasehold Work constitute Landlord’s approval of the same.

10.Lease Default.  Notwithstanding any provision of the Lease or this Exhibit F, in the event of a default by Tenant beyond applicable cure periods under the Lease, in addition to all other rights and remedies available to Landlord, Landlord shall have the right to withhold payment of the Improvement Allowance.

Exhibit F to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT G

FORM OF SNDA

SUBORDINATION, NONDISTURBANCE, ATTORNMENT

AND ESTOPPEL AGREEMENT

This Agreement is made and entered into as of _________, 2017, by, between and among _____________________________, a _____________ (“Tenant”), with a mailing address of___________________________________________________________________, PHOENIX NEWTON LLC, a Wisconsin limited liability company (“Landlord”) with a mailing address of 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202, and TRUSTONE FINANCIAL FEDERAL CREDIT UNION (“Lender”), with a mailing address of 14601 27th Avenue North, Suite 104, Plymouth, Minnesota 55447.

WITNESSETH:

WHEREAS, Tenant entered into a Lease (“Lease”) with Landlord whereby Landlord demised to Tenant certain premises located at Suite _______, _____________________ Newton, Iowa (“Leased Premises”) on a portion of the real property legally described in Exhibit A attached hereto (“Real Estate”).

WHEREAS, a copy of the Lease, as amended, is attached hereto as Exhibit B. [If SNDA is being recording, the lease may not be attached]

WHEREAS, Landlord intends to execute and deliver to Lender or has previously executed and delivered, a mortgage and assignment of leases, rents and purchase agreements (collectively, the “Mortgage and Assignment”) to be filed with the real estate records for Jasper County, Iowa encumbering the Real Estate.

WHEREAS, Lender, as a condition to make a loan secured by the Mortgage and Assignment (the “Loan”), has required the execution of this Agreement.

WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease, the Mortgage and Assignment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to induce Lender to make the Loan to Landlord, the parties do hereby covenant and agree as follows:

1.The Lease and all rights of Tenant thereunder and Tenant’s interest in the Leased Premises and the Real Estate pursuant to the Lease shall be subject and subordinate to the lien of the Mortgage and Assignment and to all amendments, renewals, modifications, consolidations, replacements, and extensions thereof, to the full extent of the principal sum secured thereby and interest accrued and from time to time unpaid thereon.

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

2.So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent, additional rent or other charges, or in the performance of any of the terms, covenants or conditions of the Lease, on Tenant’s part to be performed, or Tenant is not in default in any payment or performance due to Lender under any instrument evidencing any indebtedness of Tenant to Lender, if any, Tenant shall not be interfered with or disturbed by Lender in Tenant’s possession and occupancy of the Leased Premises during the original or any renewal term of the Lease, or any extension thereof duly exercised by Tenant.

3.If the interests of Landlord shall be transferred to and/or owned by Lender by reason of judicial foreclosure, power of sale foreclosure or other proceedings brought by it in lieu of or pursuant to a foreclosure, or by any other manner including, but not limited to, Lender’s exercise of its rights under any assignment(s) of leases and rents, and Lender succeeds to the interest of Landlord under the Lease, Lender shall, within sixty (60) days after the end of any redemption period, if any, or after execution and delivery of documents effecting such a transfer in lieu of foreclosure, provide written notice to Tenant of Lender’s succession to Landlord’s interest under the Lease; thereafter, subject to Tenant’s and Lender’s performance of all of its obligations under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease, for the balance of the term thereof remaining and any renewal or extension thereof duly exercised by Tenant with the same force and effect as if Lender were the landlord under the Lease, and Tenant shall attorn to Lender as its landlord.  Such attornment shall be effective and self‑operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Lender providing such notice on Tenant.  The respective rights and obligations of Tenant and Lender upon such attornment shall, to the extent of the then remaining balance of the term of the Lease, and any period of renewal or extension duly exercised by Tenant as provided for in the Lease, be the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease, in this Agreement by reference with the same force and effect as if set forth at length herein.  After providing the notice specified herein to Tenant, Tenant shall, from and after such event, have the same remedies against Lender for the breach of an agreement contained in the Lease, that Tenant might have had under the Lease, against the prior landlord thereunder; provided, however, Lender shall not be:

a.	liable for any act or omission of any prior landlord, including, but not limited to, Landlord;

b.	subject to any offsets or defenses which Tenant might have against any prior landlord, including, but not limited to, Landlord;

c.	bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior landlord, including, but not limited to, Landlord;

d.	bound by any amendment or modification of the Lease without Lender’s consent;

e.	bound by any provision in the Lease, granting Tenant an option or right of first refusal, to purchase the Real Estate or the Leased Premises; and

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

f.	have any obligation with respect to any security deposit made to Landlord, unless physically deposited with Lender.

Neither Lender nor any other party who, from time to time, shall be included in the definition of Lender hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement or the Lease, after such party ceases to own any interest in or to the Real Estate.

4.Tenant acknowledges that Landlord has assigned the Lease, and all rents and other payments due under the Lease, to Lender as security for the Loan.  Tenant further acknowledges that Lender may, at its option, at any time direct that Tenant make all such rent and other payments directly to Lender or to any receiver duly appointed with respect to the Real Estate by written notice to Tenant.  Upon receipt of such notice, Landlord hereby authorizes and directs Tenant and Tenant agrees to pay all such rent and other payments to Lender or to such receiver, as provided in said notice.  However, neither the giving of such notice by Lender nor the payment of rent and other payments due under the Lease, to Lender shall affect the obligations of Landlord under the Lease, nor impose any obligations of Landlord under the Lease, upon Lender.

5.Notwithstanding anything herein or in the Lease to the contrary, any options or rights contained in the Lease, to acquire title to the Real Property or the Leased Premises, including any rights of first refusal, are hereby made subject and subordinate to the rights of Lender under the Mortgage and the Assignment and in the event Lender succeeds to the interests of Landlord under the Lease, by reason of a foreclosure sale under Lender’s Mortgage lien on the Real Property and the Leased Premises, by other proceedings brought to enforce any rights under said lien, by deed-in-lieu of foreclosure, or by any other method, any such options or rights shall be extinguished and have no further force or effect.

6.The term “Lender” shall be deemed to include Lender and its successors and assigns, including anyone who shall have succeeded to Lender’s interest by, through or under judicial or other foreclosure or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

7.This Agreement and the covenants and agreements contained herein shall be binding and inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, successors and assigns.

8.In the absence of the prior written consent of Lender, Landlord and Tenant agree not to do any of the following: (a) prepay or allow prepayment of the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement to amend or modify the Lease except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Real Estate, (c) voluntarily surrender or accept surrender of the Leased Premises or terminate the Lease, without cause, unless expressly permitted under the Lease, and (d) sublease or assign the Leased Premises unless expressly permitted without Landlord consent under the Lease, and in the event there is a breach of any of the above, the resulting agreements and/or acts shall be deemed null and void at the option of Lender.

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

9.In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender at the address of Lender as set forth herein and Lender shall have the right (but not the obligation) to cure such failure.  Tenant shall not take any action with respect to such failure under the Lease, including without limitation any action in order to cancel, terminate, rescind or avoid the Lease, or to abate or offset against or otherwise withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with reasonable diligence be cured within said 30‑day period, if Lender shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with reasonable diligence, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with reasonable diligence.

10.Tenant, with the understanding that Lender will rely upon the statements and representations made by Tenant herein in executing this Agreement, hereby certifies, represents, warrants and confirms to Lender, its successors and assigns, that, as of the date hereof:

a.

The Lease sets forth all of the agreements and understandings of Landlord and Tenant with respect to the Leased Premises; there are no other written or oral agreements or understandings between Tenant and Landlord with respect to the Leased Premises; the Lease is in full force and effect in accordance with its terms.

b.

The term of the Lease commenced or commences on ______________and expires on _____________.  Tenant has accepted and is in possession of the Leased Premises, without reservation.  Landlord and Tenant have fulfilled and complied with all conditions precedent to the acceptance and possession of the Leased Premises by Tenant; and all duties of Landlord of an inducement nature under the Lease have been fully performed by Landlord.

c.

No default by Landlord or Tenant in the performance of the Lease to be by them respectively performed exists on the date hereof, and no event has occurred which, after the passage of time or expiration of any notice, grace or right to cure period, would constitute a default under the Lease.

d.	Tenant does not now have any claim against Landlord which might be set-off against past or future rents due under the Lease or which might be used as a defense to enforcement of the Lease.

e.	No rents have been prepaid under the Lease, except for the normal prepayment thereof for no more than one (1) rental period in advance.

11.This Agreement is to be governed and construed in accordance with the laws of the State of Iowa.

12.Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

13.All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee.  Notice so given by mail shall be effective three (3) days after deposit in the United States mail.  Notice given in any other manner shall be effective only if and when received by the addressee.  For purposes of notice, the addresses of the parties shall be as set forth above; provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth hereinabove.

14.This document may be signed in one or more counterparts, each of which shall constitute an original and collectively shall constitute one and the same agreement.

[signature page follows]

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance, Attornment and Estoppel Agreement the day and year first above written.

TENANT:

By
Its

LANDLORD:	LENDER:
PHOENIX NEWTON LLC	TRUSTONE FINANCIAL FEDERAL
CREDIT UNION

By	By
Its	Its

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

STATE OF WISCONSIN )
) ss.
COUNTY OF )

The foregoing instrument was acknowledged before me on this ___ day of _________, 2017, by ________________________, the ____________________ of Phoenix Newton LLC, a Wisconsin limited liability company, on behalf of said limited liability company.

Notary Public

STATE OF )
) ss.
COUNTY OF )

The foregoing instrument was acknowledged before me on this ___ day of _________, 2017, by ___________________, the _______________________ of _____________________, a  _____________________, on behalf of said _____________________.

Notary Public

STATE OF MINNESOTA )
) ss.
COUNTY OF )

The foregoing instrument was acknowledged before me on this ___ day of __________, 2017, by _________________, the ______________________ of TruStone Financial Federal Credit Union, on behalf of the credit union.

Notary Public

This instrument was drafted by: (MRG)

Winthrop & Weinstine, P.A.

225 South Sixth Street, Suite 3500

Minneapolis, MN 55402

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1:

THAT PART OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 23, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY, IOWA, WHICH IS BORDERED ON THE EAST BY THE COUNTY ROAD DESIGNATED AS E. 19TH STREET NORTH AND BORDERED ON THE SOUTH BY THE CITY STREET DESIGNATED AS N. 19TH AVENUE EAST AND BORDERED ON THE NORTHWEST BY THE CHICAGO, ROCK ISLAND & PACIFIC RAILROAD RIGHT OF WAY.

Parcel 2:

THAT PART OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER, WHICH LIES NORTH AND WEST AND SOUTH AND EAST OF THE CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD RIGHT OF WAY, OF SECTION 26, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY, IOWA.

EXCEPT: THAT PART OF THE NORTHWEST ¼ OF THE NORTHWEST ¼ SOUTH AND EAST OF THE CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD RIGHT OF WAY BEING PART OF, AND NOW KNOWN AS, RDC SUBDIVISION OF PARCEL “H” IN THE NORTH ½ OF THE NORTHWEST ¼ OF SECTION 26, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., CITY OF NEWTON, JASPER COUNTY, IOWA., AS SHOWN IN PLAT CABINET “A”, PAGE 666 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 3 & 4:

LOT 3 OF RDC SUBDIVISION OF PARCEL “H” IN THE NORTH ½ OF THE NORTHWEST ¼ OF SECTION 26, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., CITY OF NEWTON, JASPER COUNTY, IOWA., AS SHOWN IN PLAT CABINET “A”, PAGE 666.,

EXCEPT: PARCEL “A” OF LOT 3, RDC SUBDIVISION AS SHOWN IN BOOK 1156, PAGE 190,

AND EXCEPT: PARCEL “B” OF LOT 3, RDC SUBDIVISION AS SHOWN IN BOOK 1157, PAGE 54, IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 5:

LOTS 9, 10 AND 11 OF THE NORTHEAST ¼ OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY, IOWA, AS APPEARS IN PLAT RECORDED IN PLAT BOOK B, PAGE 274 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA. AND PARCEL “A” IN LOTS 7 & 8 OF THE SUBDIVISION OF THE NORTHEAST ¼ OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

5TH P.M., JASPER COUNTY, IOWA AS SHOWN IN FILE 2009-00002178 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

EXCEPT: THAT PART DEEDED TO THE CITY OF NEWTON FOR RIGHT OF WAY PURPOSES IN FILE 2009-00004936 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 6:

PART OF LOT 2 OF THE NORTHEAST QUARTER OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY, IOWA, AS APPEARS IN PLAT RECORDED IN PLAT BOOK B PAGE 274 IN THE OFFICE OF THE RECORDER OF SAID COUNTY DESCRIBED AS: FROM THE POINT OF INTERSECTION OF THE CENTER LINE OF EAST 8TH STREET NORTH IN THE CITY OF NEWTON, IOWA (FORMERLY THE COLLEGE FARM ROAD) WITH THE SOUTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 27, WHICH POINT IS 158.7 FEET WEST OF THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 27, RUN THENCE NORTH ALONG THE CENTER LINE OF SAID STREET, 922.2 FEET, THENCE, RUN EAST 583.2 FEET TO THE POINT OF BEGINNING; FROM THIS POINT OF BEGINNING RUN SOUTH PARALLEL TO THE CENTER LINE OF SAID STREET, 384.9 FEET TO THE NORTH BOUNDARY LINE OF THE CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD RIGHT OF WAY, THENCE NORTHEASTERLY ALONG SAID RIGHT OF WAY LINE 561 FEET, THENCE WEST 402.9 FEET TO THE PLACE OF BEGINNING AND THAT PART OF SAID LOT 2 DESCRIBED AS: FROM THE POINT OF INTERSECTION OF THE CENTER LINE OF EAST 8TH STREET NORTH IN THE CITY OF NEWTON, IOWA (FORMERLY THE COLLEGE FARM ROAD) WITH THE SOUTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 27, WHICH POINT IS 158.7 FEET WEST OF THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 27, RUN THENCE NORTH ALONG THE CENTER LINE OF SAID STREET, 922.2 FEET TO THE POINT OF BEGINNING; FROM THIS POINT OF BEGINNING RUN NORTH 360 FEET TO THE NORTHWEST CORNER OF SAID LOT 2, THENCE EAST 1352 FEET TO THE NORTHEAST CORNER OF SAID LOT 2, THENCE SOUTHWESTERLY ALONG THE NORTH LINE OF THE CHICAGO, ROCK ISLAND & PACIFIC RAILROAD RIGHT OF WAY 510.3 FEET, THENCE WEST 986.1 FEET TO THE PLACE OF BEGINNING.

EXCEPT: THAT PART DEEDED TO THE CITY OF NEWTON FOR RIGHT OF WAY PURPOSES IN FILE 2009-00004936 IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Parcel 7:

THE NORTH 257.9 FEET OF THE WEST 583.2 FEET OF THE SOUTH 11 ACRES OF LOT 2, SUBDIVISION OF THE NORTHEAST QUARTER OF SECTION 27, TOWNSHIP 80 NORTH, RANGE 19 WEST OF THE 5TH P.M., JASPER COUNTY, IOWA, AS APPEARS IN PLAT BOOK D, PAGE 119, IN THE OFFICE OF THE RECORDER OF JASPER COUNTY, IOWA.

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT B

LEASE

12966846v2

Exhibit G to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa

EXHIBIT H

Guaranty of Lease

FOR VALUE RECEIVED and in consideration for and as an inducement to Landlord to lease the Leased Premises referred to in the annexed Lease to the Tenant therein named, the undersigned, jointly and severally (if more than one), do hereby guaranty to Landlord, for the term of this Lease, excluding any option periods, the punctual payment of the rent, additional rents and other charges (hereafter collectively called "rents") and the due performance of all other terms, covenants and conditions contained in said Lease on the part of the Tenant to be paid and/or to be performed thereunder, and if any default shall be made by Tenant under said Lease, the undersigned does hereby covenant and agree to pay to the Landlord in each and every instance such sum or sums of money as the Tenant is and shall become liable for and/or obliged to pay under said Lease and/or fully to satisfy and perform such other terms, covenants and conditions of said Lease on the part of the Tenant to be performed thereunder and to pay also any and all damages, expenses and reasonable attorney's fees (hereafter collectively called "damages") that may be suffered or incurred by Landlord in consequence of the non‑payment of said rents or the non‑performance of any such other terms, covenants and conditions of said Lease; such payments of rents to be made monthly or at such other intervals as the same shall or may become payable under said Lease, including any accelerations thereof, such performance of said other terms, covenants and conditions to be made within five (5) business days of notice from Landlord of a monetary guarantied obligation and within fifteen (15) business days of notice from Landlord of a non-monetary guarantied obligation; and the maintenance of any action or proceeding by the Landlord to recover any sum or sums that may be or become due under said Lease or to secure the performance of any of the other terms, covenants and conditions of said Lease or to recover damages, shall not preclude the Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under said Lease.  The undersigned does hereby consent that without affecting the liability of the undersigned under this guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of rents and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgences granted, from time to time, or the Tenant may be dispossessed or the Landlord may avail itself of or exercise any or all of the rights and/or remedies against the Tenant provided by law or by said Lease, and may proceed either against the Tenant alone or jointly against the Tenant and the undersigned or against the undersigned alone without proceeding against the Tenant. The undersigned does hereby further consent to any subsequent change, modification and/or amendment of said Lease in any of its terms, covenants or conditions, or in the rents payable thereunder, and/or to any assignment or assignments of said Lease, and/or to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this guaranty.  The undersigned does hereby further agree that in respect to any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship or otherwise to stand in the place of the Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims

Exhibit H to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa of the Landlord under said Lease shall have been fully paid and satisfied.  As a further inducement to Landlord to make said Lease and in consideration therefor, Landlord and the undersigned hereby agree that in any action, proceeding or counterclaim brought by either the Landlord or the undersigned against the other on any matters whatsoever arising out of or in any way connected with said Lease or this guaranty, that Landlord and the undersigned shall and do hereby waive a trial by jury.  This guaranty or any of the provisions thereof cannot be modified, waived or terminated, unless in writing, signed by Landlord. The undersigned further agrees that this guaranty shall be a secured debt guaranteed by the undersigned and is non-dischargeable in any bankruptcy proceedings. The provisions of this guaranty shall apply to and bind and inure to the benefit of the undersigned and the Landlord and their respective heirs, legal representatives, successors and assigns; and if there is more than one (1) Guarantor, the liability hereunder shall be joint and several.  The undersigned (if the tenant is a corporation) further represents to the Landlord, as an inducement for the Landlord to make said Lease, that the undersigned owns all of the entire outstanding capital stock of the Tenant.  The undersigned (if a corporation) further represents to Landlord that the execution and delivery of this guaranty is not in contravention of its charter or by‑laws or applicable state laws. The undersigned represents to the Landlord, as an inducement for the Landlord to make said Lease, that it has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty of Lease on the terms and conditions stated herein. The undersigned (if the tenant is a limited liability company) further represents to the Landlord, as an inducement for the Landlord to make said Lease, that the undersigned owns all of the entire outstanding membership interests or membership units of the Tenant.  The undersigned (if a limited liability company) further represents to Landlord that the execution and delivery of this guaranty is not in contravention of its articles of organization (including any amendments thereto), operating agreement (including any amendments thereto), or applicable state laws, and has been duly authorized by its members and/or manager(s), as required by its governing organizational documents and applicable state laws. Upon request of Landlord, the Guarantor agrees to deliver to Landlord a members and/or manager(s) certification and company resolution authorizing the execution and delivery of this guaranty.

Dated this ____ day of January, 2018.

GUARANTOR:

TPI Composites, Inc.

By:

Name:

Title:

Exhibit H to Lease by and between Phoenix Newton LLC and TPI Iowa II, LLC for certain premises located at 927 N 19th Avenue in Newton, Iowa